EXHIBIT 99.1
                                                                    ------------


                                                            [NEXEN LOGO OMITTED]

                                                     NEXEN INC. 801 - 7th Ave SW
                                                      Calgary, AB Canada T2P 3P7
                                                  T 403 699.4000  F 403 699.5776

N E W S   R E L E A S E

                                                           For immediate release


            NEXEN ACHIEVES STRONG FINANCIAL RESULTS IN THIRD QUARTER


HIGHLIGHTS:

    o   MAJOR PROJECTS CONTINUE ON SCHEDULE AND ON BUDGET

    o   CASH FLOW OF $1.87 PER SHARE; EARNINGS OF $2.36 PER SHARE

    o   GAINS ON ASSET SALES TOTAL $418 MILLION (BEFORE TAX), $1.60 PER SHARE

    o   PRODUCTION AVERAGES 232,000 BOE/D, AFTER MID-QUARTER DISPOSITIONS

    o   KNOTTY HEAD DISCOVERY WELL DRILLING AHEAD IN GULF OF MEXICO

                                               THREE MONTHS ENDED       NINE MONTHS ENDED
                                                  SEPTEMBER 30             SEPTEMBER 30
                                             ---------------------  ------------------------
(Cdn$ millions)                                2005          2004       2005           2004
--------------------------------------------------------------------------------------------
Production (mboe/d)(1)
       Before Royalties                         232           244        247            247
       After Royalties                          164           170        176            171
Net Sales                                     1,121           837      3,013          2,359
Cash Flow from Operations(2)                    488           508      1,631          1,350
       Per Common Share ($/share)(2)           1.87          1.97       6.27           5.26
Net Income                                      615           220        852            547
       Per Common Share ($/share)              2.36          0.85       3.28           2.13
Capital Expenditures                            648           380      1,923          1,046
--------------------------------------------------------------------------------------------

(1) Production includes our share of Syncrude oil sands. US investors should read the Cautionary Note to US Investors at the end of this release.

(2) For reconciliation of this non-GAAP measure, see Cash Flow from Operations on pg. 7.

CALGARY, ALBERTA, OCTOBER 13, 2005 - Nexen delivered strong financial results with cash flow of $488 million and net income of $615 million in the third quarter of 2005. Strong oil and gas commodity prices, improving product price differentials and gains on dispositions helped generate these results.

We accomplished these results even after our marketing division recorded a loss of $162 million in the third quarter. As a marketer of natural gas, we actively hold natural gas in storage and pipeline capacity to transport gas from Alberta to eastern markets. We use financial instruments to preserve the economic value of these physical assets. During the quarter, Hurricanes Katrina and Rita caused unprecedented volatility in the market. This resulted in a significant increase in the value of these physical assets. At the same time, the value of the financial instruments protecting the value of these assets decreased. While accounting rules require us to recognize the loss on the financial instruments, they do not allow us to recognize the gain on the offsetting physical assets until the gas is delivered and sold. Had we been able to recognize the economic value of these offsetting assets, marketing would have reported income of $33 million rather than a loss of $162 million for the quarter. We expect to recognize this difference of $195 million in income over the next two quarters as the gas is delivered and sold in eastern markets.

Income was further reduced by $260 million related to stock-based compensation. We have a broad stock-based compensation plan to attract and retain quality employees in a highly-competitive environment and have recognized stock-based compensation expense since 2003. Our common shares appreciated 49% during the quarter, adding approximately $5 billion in shareholder value. Cash flow was reduced by $33 million as a result of this charge.

Income was increased by $418 million as a result of gains on dispositions. We sold Canadian conventional oil and gas properties for proceeds of $946 million (before closing adjustments) during the quarter. The properties contributed approximately 18,300 boe/d and $56 million of cash flow in the second quarter and 6,500 boe/d and $23 million of cash flow in the third quarter. We recognized gains totaling approximately $225 million from these sales. During the quarter, we also raised $500 million from the sale of approximately 39% of our chemical business to Canexus Income Fund. We recognized a gain of $193 million on this disposition.

THIRD-QUARTER PRODUCTION

Third-quarter production improved modestly from the second quarter after considering asset dispositions in Canada and weather-related disruptions in the Gulf of Mexico. The dispositions reduced third-quarter production by 12,000 boe/d and Gulf production was reduced by approximately 10,000 boe/d as a result of hurricanes.

                       PRODUCTION BEFORE ROYALTIES   PRODUCTION AFTER ROYALTIES
Crude Oil, NGLs and    ---------------------------   ---------------------------
Natural Gas (mboe/d)     Q3 2005         Q2 2005       Q3 2005          Q2 2005
--------------------------------------------------   ---------------------------
Yemen                        114             115            61               64
North Sea                     12              12            12               12
Canada                        45              58            36               45
United States                 39              43            33               37
Other Countries                5               6             5                5
Syncrude                      17              17            17               17
                       ---------------------------   ---------------------------
TOTAL                        232             251           164              180
                       ---------------------------   ---------------------------


In Yemen, production before royalties from East Al Hajr (Block 51) increased approximately 6,000 bbls/d to average just over 30,000 bbls/d in the third quarter. The final stage of our production facilities are expected to be completed in the fourth quarter.

In the North Sea, the Scott platform underwent a significant maintenance turnaround and facilities upgrade during the second and third quarters to improve reliability and facility capacity. The facilities upgrades included significant improvements to the electric, produced water injection, drilling and metering systems. The overhaul was completed in August.

In the Gulf of Mexico, Hurricane Rita resulted in significant damage to our facilities at Vermillion 321 and 340. These fields were producing approximately 3,900 boe/d prior to Rita. While we expect these facilities to be repaired in late 2005, resumption of production will be dependant on third-party infrastructure being repaired. Our current production is approximately 31,000 boe/d and we expect this to increase to approximately 42,000 boe/d by early November and to sustain this through the remainder of the year. We carry insurance that, subject to certain deductibles, should cover property damage and business interruption from this hurricane.

"Production in Yemen and Canada was strong over the first nine months of the year," said Charlie Fischer, Nexen's President and CEO. "We expect our average production for the year to be near the mid-point of our guidance of between 235,000 and 245,000 boe/d, even after our asset dispositions and the impact of storms in the Gulf."

LONG LAKE PROJECT--LONG-TERM GROWTH PLANS SOLIDIFIED

Long Lake continues on schedule and on budget. With detailed engineering largely completed, approximately 60% of the project's total costs committed, and approximately 45% of these costs incurred, our experience remains in line with our original estimates. The major remaining cost uncertainty is related to labour access and productivity. We are monitoring these factors as field construction progresses. Long Lake is scheduled to begin steam injection in late-2006 and synthetic crude oil production in 2007.

Nexen and joint venture partner, OPTI Canada, are currently planning three future phases to increase production to 240,000 bbls/d by 2016 (120,000 bbls/d net to Nexen). Phase 2 will develop the southern portion of the Long Lake lease, known as Kinosis. Phases 3 and 4 are planned to develop jointly held lands at Cottonwood and Leismer. Detailed planning for Phase 2 has commenced. In 2006, we will invest in additional drilling and seismic to further evaluate our leases. We are moving forward with environmental and regulatory applications to support these staged developments.

Phase 2 steam assisted gravity drainage (SAGD) production could be on-stream by late 2010 with upgrader start up by the second half of 2011. Each subsequent phase will leverage the significant knowledge and experience gained in the successful development of previous phases. Future phases will be of similar size and design as Long Lake, and consist of SAGD and an integrated upgrader. By keeping the core team in place and repeating and improving upon existing designs and execution plans, we expect to gain efficiencies in engineering, module fabrication and on-site construction.

"Long Lake and future phases represent an exciting opportunity for our company," said Fischer. "These projects have the potential to provide annual reserve additions approximating our current corporate production each year for the next decade and beyond."

BUZZARD UPDATE--INSTALLATION OF FIELD FACILITIES UNDERWAY, DEVELOPMENT DRILLING TO BEGIN

The Buzzard development in the North Sea is over 80% complete and remains on schedule and on budget. We have installed the platform jackets and wellhead deck. Export and water injection pipelines have been installed and final tie-in of these pipelines is ongoing. We are mobilizing the Galaxy 3 drilling rig and will commence drilling the eight initial development wells shortly. Buzzard is scheduled to come on-stream late 2006. At its peak, Buzzard is expected to add approximately 85,000 boe/d of net production and between $1.6 and $1.7 billion of annual cash flow, assuming US$50/bbl WTI.

Our Farragon field development remains on schedule to begin producing late this year at between 3,000 and 4,000 boe/d, net to Nexen.

"With Buzzard, Long Lake and our other development projects on schedule, in two years we expect our net production to be approximately 50% higher than it is today," said Fischer. "This translates into cash flow of more than $4 billion in 2007, assuming oil prices of US$50."

COAL BED METHANE--COMMERCIAL DEVELOPMENT OF MANNVILLE COALS

Nexen and its partners plan to invest approximately $400 million over the next 18 months to develop coal bed methane (CBM) from Upper Mannville coals in the Fort Assiniboine area of Alberta. This capital will be used to drill wells, construct production and water handling facilities, and expand existing facilities in the Corbett area. We are currently finalizing our drilling program and expect to have four drilling rigs active in the Corbett area during the fourth quarter.

"We are focused primarily on Upper Mannville coals which have high gas-in-place and large aerial extent," said Fischer. "We currently have over 500 net sections of CBM lands containing an estimated 3 tcf of gas-in-place. We are targeting 150 million cubic feet of daily CBM production by 2011."

EXPLORATION UPDATE--CONTINUED DRILLING SUCCESS

We had two small exploration successes in the North Sea during the quarter. The Polecat-1 well on Block 20/4a encountered 30 feet of net oil pay. The Yeoman-1 well on Block 15/18b found 32 feet of net gas and 52 feet of net oil pay. We have a 40% interest in Polecat and a 50% interest in Yeoman and operate both discoveries. We are currently drilling the Black Horse prospect on Block 15/22 and expect to drill one or two additional exploration wells in the North Sea this year.

One of our core strategies in the deep-water Gulf of Mexico is to explore for Miocene-aged, subsalt prospects in the Green Canyon, Walker Ridge, and Garden Banks areas. This strategy produced encouraging results during the second quarter at Knotty Head where we confirmed approximately 400 feet of high-quality net oil pay in shallower, secondary objectives.

Knotty Head is a large, four-way dip closure, approximately 15 miles northeast of the Tahiti discovery. The well is continuing to drill towards the primary objective in the lower Miocene, to a total depth of 32,500 feet. We have a 25% working interest in Knotty Head.

Elsewhere in the Gulf, Castleton, on Garden Banks 668, has reached its target depth and is being evaluated. This is a potential tie-back to the Gunnison facilities where we have available production capacity. We have a 30% non-operated interest in this well.

Drilling activity at the Pathfinder and Ringo Shallow prospects have been delayed due to hurricane damage to drilling rigs. Pathfinder, on Green Canyon 390, is expected to resume drilling late this year. Ringo, on Mississippi Canyon 546, is expected to spud early next year.

On Block 51 in Yemen, the BAK-I-2 well was abandoned. The BAK-U-1 is currently testing a basement target north of the BAK-A field. At BAK-J, we expect to re-enter the well and commence testing and drilling early in the fourth quarter.

Offshore West Africa, the Usan-7 and Usan-8 appraisal wells were successfully drilled during the quarter. The Field Development Plan for Usan on Block 222 has been approved by the Nigerian National Petroleum Corporation, the concessionaire of the licence. We are currently seeking approval from the Department of Petroleum Resources. The plan features development of Usan through 35 subsea wells connected to a two-million-barrel floating production and storage facility by subsea lines and risers. The processing capacity will be around 160,000 bbls/d. The operator has taken initial steps in the tendering process by publishing pre-qualification notices for contractors. A final investment decision is expected in 2006, with first oil planned by 2010.

"Looking back on the nine months of the year, I am very pleased with our results," said Fischer. "Even with the storm disruptions, our production has been strong, our major projects are on time and on budget, and our exploration program is delivering results. I would also emphasize that we have no fixed price hedges in place, and are benefiting fully from high commodity prices. We are on track for a great year."

QUARTERLY DIVIDEND

The Board of Directors has declared the regular quarterly dividend of $0.05 per common share payable January 1, 2006, to shareholders of record on December 9, 2005.

Nexen Inc. is an independent, Canadian-based global energy company, listed on the Toronto and New York stock exchanges under the symbol NXY. We are uniquely positioned for growth in the North Sea, deep-water Gulf of Mexico, the Athabasca oil sands of Alberta, the Middle East and offshore West Africa. We add value for shareholders through successful full-cycle oil and gas exploration and development and leadership in ethics, integrity and environmental protection.

For further information contact:

KEVIN FINN
Vice President, Investor Relations
(403) 699-5166

GRANT DREGER, CA
Manager, Investor Relations
(403) 699-5273

801 - 7th Ave SW
Calgary, Alberta, Canada T2P 3P7

www.nexeninc.com
----------------

CONFERENCE CALL

Charlie Fischer, President and CEO, and Marvin Romanow, Executive Vice-President and CFO, will host a conference call to discuss our financial and operating results and expectations for the future.

Date:    October 13, 2005
Time:    7 a.m. Mountain Time (9 a.m. Eastern Time)

To listen to the conference call, please call one of these two lines:

416-640-1907 (Toronto or International)
800-814-4860 (North American toll-free)

A replay of the call will be available for two weeks starting at 11 a.m. Eastern Time, October 13, 2005 by calling 416-640-1917 passcode 21153826 followed by the pound sign.

A live and on demand webcast of the conference call will be available at www.nexeninc.com.

FORWARD LOOKING STATEMENTS

CERTAIN STATEMENTS IN THIS REPORT CONSTITUTE "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF THE UNITED STATES PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995, SECTION 21E OF THE UNITED STATES SECURITIES EXCHANGE ACT OF 1934, AS
AMENDED, AND SECTION 27A OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED. SUCH STATEMENTS ARE GENERALLY IDENTIFIABLE BY THE TERMINOLOGY USED SUCH AS "INTEND", "PLAN", "EXPECT", "ESTIMATE", "BUDGET", "OUTLOOK" OR OTHER SIMILAR WORDS, AND INCLUDE STATEMENTS RELATING TO FUTURE PRODUCTION ASSOCIATED WITH OUR COAL BED METHANE, LONG LAKE, NORTH SEA AND WEST AFRICA PROJECTS.

THE FORWARD-LOOKING STATEMENTS ARE SUBJECT TO KNOWN AND UNKNOWN RISKS AND UNCERTAINTIES AND OTHER FACTORS WHICH MAY CAUSE ACTUAL RESULTS, LEVELS OF ACTIVITY AND ACHIEVEMENTS TO DIFFER MATERIALLY FROM THOSE EXPRESSED OR IMPLIED BY SUCH STATEMENTS. SUCH FACTORS INCLUDE, AMONG OTHERS: MARKET PRICES FOR OIL AND GAS AND CHEMICALS PRODUCTS; THE ABILITY TO EXPLORE, DEVELOP, PRODUCE AND TRANSPORT CRUDE OIL AND NATURAL GAS TO MARKETS; THE RESULTS OF EXPLORATION AND DEVELOPMENT DRILLING AND RELATED ACTIVITIES; FOREIGN-CURRENCY EXCHANGE RATES; ECONOMIC CONDITIONS IN THE COUNTRIES AND REGIONS WHERE NEXEN CARRIES ON BUSINESS; ACTIONS BY GOVERNMENTAL AUTHORITIES INCLUDING INCREASES IN TAXES, CHANGES IN ENVIRONMENTAL AND OTHER LAWS AND REGULATIONS; RENEGOTIATIONS OF
CONTRACTS; AND POLITICAL UNCERTAINTY, INCLUDING ACTIONS BY INSURGENT OR OTHER ARMED GROUPS OR OTHER CONFLICT. THE IMPACT OF ANY ONE FACTOR ON A PARTICULAR FORWARD-LOOKING STATEMENT IS NOT DETERMINABLE WITH CERTAINTY AS SUCH FACTORS ARE INTERDEPENDENT UPON OTHER FACTORS, AND MANAGEMENT'S COURSE OF ACTION WOULD
DEPEND ON ITS ASSESSMENT OF THE FUTURE CONSIDERING ALL INFORMATION THEN AVAILABLE. ANY STATEMENTS AS TO POSSIBLE COMMERCIALITY, DEVELOPMENT PLANS, CAPACITY EXPANSIONS, DRILLING OF NEW WELLS, ULTIMATE RECOVERABILITY OF RESERVES, FUTURE PRODUCTION RATES, CASH FLOWS OR ABILITY TO EXECUTE ON THE DISPOSITION OF ASSETS OR BUSINESSES, AND CHANGES IN ANY OF THE FOREGOING ARE FORWARD-LOOKING STATEMENTS.

ALTHOUGH WE BELIEVE THAT THE EXPECTATIONS CONVEYED BY THE FORWARD-LOOKING STATEMENTS ARE REASONABLE BASED ON INFORMATION AVAILABLE TO US ON THE DATE SUCH FORWARD-LOOKING STATEMENTS WERE MADE, NO ASSURANCES CAN BE GIVEN AS TO FUTURE RESULTS, LEVELS OF ACTIVITY AND ACHIEVEMENTS. READERS SHOULD ALSO REFER TO ITEMS 7 AND 7A IN OUR 2004 ANNUAL REPORT ON FORM 10-K FOR FURTHER DISCUSSION OF THE RISK FACTORS.

CAUTIONARY NOTE TO US INVESTORS - THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (SEC) PERMITS OIL AND GAS COMPANIES, IN THEIR FILINGS WITH THE SEC, TO DISCUSS ONLY PROVED RESERVES THAT ARE SUPPORTED BY ACTUAL PRODUCTION OR CONCLUSIVE FORMATION TESTS TO BE ECONOMICALLY AND LEGALLY PRODUCIBLE UNDER EXISTING ECONOMIC AND OPERATING CONDITIONS. IN THIS PRESS RELEASE, WE MAY REFER TO "RECOVERABLE RESERVES", "PROBABLE RESERVES" AND "RECOVERABLE RESOURCES" WHICH ARE INHERENTLY MORE UNCERTAIN THAN PROVED RESERVES. THESE TERMS ARE NOT USED IN OUR FILINGS WITH THE SEC. OUR RESERVES AND RELATED PERFORMANCE MEASURES REPRESENT OUR WORKING INTEREST BEFORE ROYALTIES, UNLESS OTHERWISE INDICATED. PLEASE REFER TO OUR ANNUAL REPORT ON FORM 10-K AVAILABLE FROM US OR THE SEC FOR FURTHER RESERVE DISCLOSURE.

IN ADDITION, UNDER SEC REGULATIONS, THE SYNCRUDE OIL SANDS OPERATIONS ARE CONSIDERED MINING ACTIVITIES RATHER THAN OIL AND GAS ACTIVITIES. PRODUCTION, RESERVES AND RELATED MEASURES IN THIS RELEASE INCLUDE RESULTS FROM THE COMPANY'S SHARE OF SYNCRUDE.

CAUTIONARY NOTE TO CANADIAN INVESTORS - NEXEN IS REQUIRED TO DISCLOSE OIL AND GAS ACTIVITIES UNDER NATIONAL INSTRUMENT 51-101-- STANDARDS OF DISCLOSURE FOR OIL AND GAS ACTIVITIES (NI 51-101). HOWEVER, THE CANADIAN SECURITIES REGULATORY AUTHORITIES (CSA) HAVE GRANTED US EXEMPTIONS FROM CERTAIN PROVISIONS OF NI 51-101 TO PERMIT US STYLE DISCLOSURE. THESE EXEMPTIONS WERE SOUGHT BECAUSE WE ARE A US SECURITIES AND EXCHANGE COMMISSION (SEC) REGISTRANT AND OUR SECURITIES REGULATORY DISCLOSURES, INCLUDING FORM 10-K AND OTHER RELATED FORMS, MUST COMPLY WITH SEC REQUIREMENTS. OUR DISCLOSURES MAY DIFFER FROM THOSE CANADIAN COMPANIES WHO HAVE NOT RECEIVED SIMILAR EXEMPTIONS UNDER NI 51-101.

PLEASE READ THE "SPECIAL NOTE TO CANADIAN INVESTORS" IN ITEM 7A IN OUR 2004 ANNUAL REPORT ON FORM 10-K, FOR A SUMMARY OF THE EXEMPTION GRANTED BY THE CSA AND THE MAJOR DIFFERENCES BETWEEN SEC REQUIREMENTS AND NI 51-101. THE SUMMARY IS NOT INTENDED TO BE ALL-INCLUSIVE OR TO CONVEY SPECIFIC ADVICE. RESERVE ESTIMATION IS HIGHLY TECHNICAL AND REQUIRES PROFESSIONAL COLLABORATION AND JUDGMENT. THE DIFFERENCES BETWEEN SEC REQUIREMENTS AND NI 51-101 MAY BE MATERIAL.

OUR   PROBABLE   RESERVES   DISCLOSURE   APPLIES   THE   SOCIETY  OF   PETROLEUM
ENGINEERS/WORLD PETROLEUM COUNCIL (SPE/WPC) DEFINITION FOR PROBABLE RESERVES. THE CANADIAN OIL AND GAS EVALUATION HANDBOOK STATES THERE SHOULD NOT BE A
SIGNIFICANT DIFFERENCE IN ESTIMATED PROBABLE RESERVE QUANTITIES USING THE SPE/WPC DEFINITION VERSUS NI 51-101.

IN THIS PRESS RELEASE, WE REFER TO OIL AND GAS IN COMMON UNITS CALLED BARREL OF OIL EQUIVALENT (BOE). A BOE IS DERIVED BY CONVERTING SIX THOUSAND CUBIC FEET OF GAS TO ONE BARREL OF OIL (6MCF:1BBL). THIS CONVERSION MAY BE MISLEADING, PARTICULARLY IF USED IN ISOLATION, SINCE THE 6MCF:1BBL RATIO IS BASED ON AN ENERGY EQUIVALENCY AT THE BURNER TIP AND DOES NOT REPRESENT THE VALUE EQUIVALENCY AT THE WELL HEAD.

NEXEN INC.
FINANCIAL HIGHLIGHTS
                                                                                THREE MONTHS             NINE MONTHS
                                                                             ENDED SEPTEMBER 30      ENDED SEPTEMBER 30
(CDN$ MILLIONS)                                                                  2005      2004          2005      2004
------------------------------------------------------------------------------------------------------------------------
Net Sales (1)                                                                  1,121        837         3,013     2,359
Cash Flow from Operations (1)                                                    488        508         1,631     1,350
     Per Common Share ($/share)                                                 1.87       1.97          6.27      5.26
Net Income (1)                                                                   615        220           852       547
     Per Common Share ($/share)                                                 2.36       0.85          3.28      2.13
Capital Expenditures                                                             648        380         1,923     1,046
Net Debt (2)                                                                   3,585      1,432         3,585     1,432
Common Shares Outstanding (millions of shares)                                 260.9      258.0         260.9     258.0
                                                                         -----------------------------------------------

(1) Includes discontinued operations as discussed in Note 15 to our Unaudited Consolidated Financial Statements.
(2)  Net Debt is defined as long-term debt less working capital.

CASH FLOW FROM OPERATIONS (1)
                                                                                THREE MONTHS             NINE MONTHS
                                                                             ENDED SEPTEMBER 30      ENDED SEPTEMBER 30
(CDN$ MILLIONS)                                                                  2005      2004          2005      2004
------------------------------------------------------------------------------------------------------------------------
Cash Flow from Operations
Oil & Gas and Syncrude
     Yemen (2)                                                                   288        156           693       430
     Canada (3)                                                                  114        114           309       311
     United States                                                               177        181           503       499
     United Kingdom                                                               47         --           167        --
     Other Countries (3)                                                          11         10            38        45
     Marketing                                                                  (144)        26           (48)       29
     Syncrude                                                                     82         56           169       145
                                                                            --------------------------------------------
                                                                                 575        543         1,831     1,459
Chemicals                                                                         21         21            70        61
                                                                            --------------------------------------------
                                                                                 596        564         1,901     1,520
Interest and Other Corporate Items                                              (106)       (48)         (237)     (149)
Income Taxes (4)                                                                  (2)        (8)          (33)      (21)
                                                                            --------------------------------------------
Cash Flow from Operations (1)                                                    488        508         1,631     1,350
                                                                            ============================================

(1) Defined as cash generated from operating activities before changes in non-cash working capital and other. We evaluate our performance and that of our business segments based on earnings and cash flow from operations. Cash flow from operations is a non-GAAP term that represents cash generated from operating activities before changes in non-cash working capital and other. We consider it a key measure as it demonstrates our ability and the ability of our business segments to generate the cash flow necessary to fund future growth through capital investment and repay debt. Cash flow from operations may not be comparable with the calculation of similar measures for other companies.

                                                                                   THREE MONTHS           NINE MONTHS
                                                                               ENDED SEPTEMBER 30    ENDED SEPTEMBER 30
(CDN$ MILLIONS)                                                                 2005         2004       2005       2004
------------------------------------------------------------------------------------------------------------------------
Cash Flow from Operating Activities                                              642          403      1,675      1,230
Changes in Non-Cash Working Capital                                             (216)          55       (120)        99
Other                                                                             79           50        127         21
Amortization of Premium for Crude Oil Put Options                                (17)          --        (51)        --
                                                                            --------------------------------------------
Cash Flow from Operations                                                        488          508      1,631      1,350
                                                                            ============================================

Weighted-average Number of Common Shares Outstanding (millions of              260.6        258.0      260.1      256.8
shares)
                                                                            --------------------------------------------
Cash Flow from Operations Per Common Share ($/share)                            1.87          1.97      6.27       5.26
                                                                            ============================================

(2) After in-country cash taxes of $93 million for the three months ended September 30, 2005 (2004 - $65 million) and $222 million for the nine months ended September 30, 2005 (2004 - $168 million).
(3) Includes discontinued operations as discussed in Note 15 to our Unaudited Consolidated Financial Statements.
(4)  Excludes in-country cash taxes in Yemen.

NEXEN INC.
PRODUCTION VOLUMES (BEFORE ROYALTIES) (1)

                                                                                  THREE MONTHS             NINE MONTHS
                                                                               ENDED SEPTEMBER 30      ENDED SEPTEMBER 30
                                                                                  2005       2004          2005      2004
-------------------------------------------------------------------------------------------------------------------------
Crude Oil and NGLs (mbbls/d)
     Yemen                                                                       113.7      103.3         114.4     107.8
     Canada (2)                                                                   26.3       35.6          31.8      36.5
     United States                                                                18.5       32.9          23.3      28.5
     United Kingdom                                                                9.4       --            11.3        --
     Australia (3)                                                                  --        2.1          --         3.0
     Other Countries                                                               5.3        5.3           5.5       5.1
   Syncrude (4) (mbbls/d)                                                         17.2       17.6          15.2      17.5
                                                                             --------------------------------------------
                                                                                 190.4      196.8         201.5     198.4
                                                                             --------------------------------------------
Natural Gas (mmcf/d)
     Canada (2)                                                                    112        141           132       145
     United States                                                                 122        144           123       148
     United Kingdom                                                                 14         --            19        --
                                                                             --------------------------------------------
                                                                                   248        285           274       293
                                                                             --------------------------------------------

Total Production (mboe/d)                                                          232        244           247       247
                                                                             ============================================

PRODUCTION VOLUMES (AFTER ROYALTIES)

                                                                                  THREE MONTHS             NINE MONTHS
                                                                               ENDED SEPTEMBER 30      ENDED SEPTEMBER 30
                                                                                  2005       2004          2005      2004
-------------------------------------------------------------------------------------------------------------------------
Crude Oil and NGLs (mbbls/d)
     Yemen                                                                        61.2       50.8          60.9      53.0
     Canada (2)                                                                   19.7       27.3          24.5      28.2
     United States                                                                16.2       29.1          20.6      25.1
     United Kingdom                                                                9.4         --          11.3        --
     Australia (3)                                                                  --        1.9            --       2.8
     Other Countries                                                               4.9        4.9           5.2       4.7
   Syncrude (4) (mbbls/d)                                                         17.0       17.4          15.0      17.3
                                                                            ---------------------------------------------
                                                                                 128.4      131.4         137.5     131.1
                                                                            ---------------------------------------------
Natural Gas (mmcf/d)
     Canada (2)                                                                     95        106           105       114
     United States                                                                 103        123           104       126
     United Kingdom                                                                 14         --            19        --
                                                                            ---------------------------------------------
                                                                                   212        229           228       240
                                                                            ---------------------------------------------

Total Production (mboe/d)                                                          164        170           176       171
                                                                            =============================================

Notes:

(1) We have presented production volumes before royalties as we measure our performance on this basis consistent with other Canadian oil and gas companies.
(2) Includes the following production from discontinued operations as discussed in Note 15 to our Unaudited Consolidated Financial Statements.

                                                                                  THREE MONTHS             NINE MONTHS
                                                                               ENDED SEPTEMBER 30      ENDED SEPTEMBER 30
                                                                                  2005       2004          2005      2004
-------------------------------------------------------------------------------------------------------------------------
Before Royalties
  Oil and Liquids (mbbls/d)                                                        4.3       11.4           9.0      11.9
  Natural Gas (mmcf/d)                                                              13         48            32        48
After Royalties
  Oil and Liquids (mbbls/d)                                                        3.3        8.7           7.0       9.0
  Natural Gas (mmcf/d)                                                               9         33            22        33
                                                                             --------------------------------------------

(3) Comprises production from discontinued operations. See Note 15 to our Unaudited Consolidated Financial Statements.
(4)  Considered a mining operation for US reporting purposes.

NEXEN INC.
OIL AND GAS PRICES AND CASH NETBACK (1)

                                                                                                    TOTAL
                                            QUARTERS - 2005                QUARTERS - 2004           YEAR
                                     --------------------------------------------------------------------
(all dollar amounts in Cdn$ unless
noted)                                 1st      2nd      3rd      1st      2nd      3rd      4th     2004
---------------------------------------------------------------------------------------------------------
PRICES:
WTI Crude Oil (US$/bbl)              49.85    53.17    63.52    35.15    38.32    43.88    48.28    41.40
Nexen Average - Oil (Cdn$/bbl)       51.33    55.45    68.99    40.22    44.75    50.98    47.98    45.90
NYMEX Natural Gas (US$/mmbtu)         6.48     6.95     9.69     5.73     6.16     5.56     7.30     6.19
Nexen Average - Gas (Cdn$/mcf)        6.98     7.39     9.68     6.63     7.17     6.55     7.02     6.85
---------------------------------------------------------------------------------------------------------

NETBACKS:
CANADA - LIGHT OIL AND NGLS
Sales (mbbls/d)                       11.5     12.0      4.7     12.4     13.6     12.0     11.5     12.4

Price Received ($/bbl)               55.37    58.06    67.04    41.31    46.37    51.82    51.47    47.64
Royalties & Other                    12.08    10.98    14.75     9.41    10.60    12.30    10.10    10.60
Operating Costs                       9.77     6.29     6.45     9.09     6.52     6.22     6.27     7.03
---------------------------------------------------------------------------------------------------------
Netback                              33.52    40.79    45.84    22.81    29.25    33.30    35.10    30.01
---------------------------------------------------------------------------------------------------------
CANADA - HEAVY OIL
Sales (mbbls/d)                       22.7     22.1     21.2     23.7     22.9     23.0     23.4     23.2

Price Received ($/bbl)               26.15    30.87    47.53    27.92    30.12    36.75    28.15    30.71
Royalties & Other                     6.05     8.47    11.80     6.00     6.73     8.77     5.65     6.78
Operating Costs                      10.55    10.86    11.42     9.98    10.44    10.05    10.70    10.29
---------------------------------------------------------------------------------------------------------
Netback                               9.55    11.54    24.31    11.94    12.95    17.93    11.80    13.64
---------------------------------------------------------------------------------------------------------
CANADA - TOTAL OIL
Sales (mbbls/d)                       34.2     34.1     25.9     36.1     36.5     35.0     34.9     35.6

Price Received ($/bbl)               35.99    40.47    51.05    32.51    36.18    41.94    35.83    36.60
Royalties & Other                     8.12     9.39    12.39     7.21     8.19    10.03     7.02     8.11
Operating Costs                      10.29     9.25    10.53     9.68     8.98     8.73     9.24     9.16
---------------------------------------------------------------------------------------------------------
Netback                              17.58    21.83    28.13    15.62    19.01    23.18    19.57    19.33
---------------------------------------------------------------------------------------------------------
CANADA - NATURAL GAS
Sales (mmcf/d)                         143      141      111      149      145      141      147      146

Price Received ($/mcf)                5.80     6.30     8.19     5.59     5.97     5.43     6.02     5.76
Royalties & Other                     1.17     1.21     1.26     1.10     1.11     1.04     0.95     1.06
Operating Costs                       0.71     0.74     0.80     0.59     0.69     0.83     0.65     0.69
---------------------------------------------------------------------------------------------------------
Netback                               3.92     4.35     6.13     3.90     4.17     3.56     4.42     4.01
---------------------------------------------------------------------------------------------------------
YEMEN
Sales (mbbls/d)                      115.0    112.6    116.8    115.3    105.6    101.5    104.0    106.6

Price Received ($/bbl)               54.38    58.08    72.04    41.88    45.88    53.80    49.52    47.59
Royalties & Other                    27.08    26.30    33.20    22.10    22.53    27.40    24.15    23.98
Operating Costs                       3.33     3.72     3.46     2.72     2.55     2.91     3.04     2.80
In-country Taxes                      5.67     6.91     8.61     4.41     5.88     6.97     6.17     5.82
---------------------------------------------------------------------------------------------------------
Netback                              18.30    21.15    26.77    12.65    14.92    16.52    16.16    14.99
---------------------------------------------------------------------------------------------------------
SYNCRUDE
Sales (mbbls/d)                       11.4     16.9     17.2     18.3     16.6     17.6     16.4     17.2

Price Received ($/bbl)               65.15    66.93    78.93    45.54    52.46    55.58    58.16    52.80
Royalties & Other                     0.65     0.65     0.78     0.45     0.52     0.55     6.08     1.84
Operating Costs                      39.91    20.76    23.22    17.41    20.01    18.87    23.58    19.89
---------------------------------------------------------------------------------------------------------
Netback                              24.59    45.52    54.93    27.68    31.93    36.16    28.50    31.07
---------------------------------------------------------------------------------------------------------

(1) Defined as average sales price less royalties and other, operating costs, and in-country taxes in Yemen.

NEXEN INC.
OIL AND GAS CASH NETBACK (1) (CONTINUED)

                                                                                                    TOTAL
                                            QUARTERS - 2005                QUARTERS - 2004           YEAR
                                     --------------------------------------------------------------------
(all dollar amounts in Cdn$ unless
noted)                                 1st      2nd      3rd      1st      2nd      3rd      4th     2004
---------------------------------------------------------------------------------------------------------
UNITED STATES
Crude Oil:
   Sales (mbbls/d)                    28.5     23.0     18.4     26.5     25.7     32.9     34.4     30.0
   Price Received ($/bbl)            50.90    54.96    68.30    38.99    46.31    49.90    49.44    46.60
Natural Gas:
   Sales (mmcf/d)                      127      120      122      167      134      144      147      148
   Price Received ($/mcf)             8.32     9.01    11.57     7.63     8.47     7.64     7.93     7.89
Total Sales Volume (mboe/d)           49.6     43.0     38.7     54.4     48.0     56.9     58.8     54.5

Price Received ($/boe)               50.48    54.54    68.91    42.47    48.38    48.19    48.67    46.94
Royalties & Other                     6.48     7.31     9.60     5.90     6.98     6.22     6.16     6.29
Operating Costs                       4.91     5.70     6.95     4.13     4.84     7.60     4.52     5.30
---------------------------------------------------------------------------------------------------------
Netback                              39.09    41.53    52.36    32.44    36.56    34.37    37.99    35.35
---------------------------------------------------------------------------------------------------------
AUSTRALIA
Sales (mbbls/d)                         --       --       --      7.5      4.8       --      5.1      4.3

Price Received ($/bbl)                  --       --       --    42.60    49.84       --    63.78    51.22
Royalties & Other                       --       --       --     2.11     2.28       --     7.42     4.00
Operating Costs                         --       --       --    22.88    34.28       --    46.38    32.94
---------------------------------------------------------------------------------------------------------
Netback                                 --       --       --    17.61    13.28       --     9.98    14.28
---------------------------------------------------------------------------------------------------------
UNITED KINGDOM
Crude Oil:
   Sales (mbbls/d)                    17.5     11.7     10.4       --       --       --      6.3      1.6
   Price Received ($/bbl)            54.53    59.02    65.87       --       --       --    46.81    46.81
Natural Gas:
   Sales (mmcf/d)                       26       15       13       --       --       --       11        3
   Price Received ($/mcf)             6.92     5.45     4.84       --       --       --     8.28     8.28
Total Sales Volume (mboe/d)           21.9     14.3     12.6       --       --       --      8.1      2.1

Price Received ($/boe)               51.92    54.31    59.39       --       --       --    47.45    47.45
Royalties & Other                       --       --       --       --       --       --       --       --
Operating Costs                      12.59    21.69    19.30       --       --       --     8.26     8.26
---------------------------------------------------------------------------------------------------------
Netback                              39.33    32.62    40.09       --       --       --    39.19    39.19
---------------------------------------------------------------------------------------------------------
OTHER COUNTRIES
Sales (mbbls/d)                        5.6      6.2      5.3      4.1      5.8      5.0      5.4      5.1

Price Received ($/bbl)               46.63    53.70    65.82    37.07    44.75    46.22    42.95    43.07
Royalties & Other                     3.68     6.01     5.07     1.73     4.94     3.46     3.33     3.49
Operating Costs                       2.32     9.27     3.20     2.70     6.28     2.93     2.65     3.76
---------------------------------------------------------------------------------------------------------
Netback                              40.63    38.42    57.55    32.64    33.53    39.83    36.97    35.82
---------------------------------------------------------------------------------------------------------
COMPANY-WIDE
Oil and Gas Sales (mboe/d)           261.6    250.4    235.2    260.5    241.5    239.5    257.2    249.7

Price Received ($/boe)               49.55    53.45    67.09    40.11    44.41    48.66    46.82    44.94
Royalties & Other                    14.94    15.22    20.21    12.76    13.34    15.30    13.29    13.65
Operating Costs                       6.94     7.18     7.21     5.67     6.06     6.25     6.63     6.15
In-country Taxes                      2.49     3.10     4.28     1.95     2.57     2.96     2.49     2.48
---------------------------------------------------------------------------------------------------------
Netback                              25.18    27.95    35.39    19.73    22.44    24.15    24.41    22.66
---------------------------------------------------------------------------------------------------------

(1) Defined as average sales price less royalties and other, operating costs, and in-country taxes in Yemen.

NEXEN INC.
UNAUDITED CONSOLIDATED STATEMENT OF INCOME
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30
Cdn$ millions, except per share amounts

                                                                          THREE MONTHS                NINE MONTHS
                                                                        ENDED SEPTEMBER 30         ENDED SEPTEMBER 30
                                                                        2005          2004          2005         2004
----------------------------------------------------------------------------------------------------------------------
                                                                                                         Restated for
                                                                                                           Changes in
                                                                                                           Accounting
                                                                                                           Principles
                                                                                                               Note 1
REVENUES
    Net Sales                                                          1,094          778          2,859        2,139
    Marketing and Other (Note 14)                                         24          147            343          439
    Gain on Dilution of Interest in Chemicals Business (Note 2)          193           --            193           --
                                                                     -------------------------------------------------
                                                                       1,311          925          3,395        2,578
                                                                     -------------------------------------------------
EXPENSES
    Operating                                                            221          195            650          534
    Depreciation, Depletion, Amortization and Impairment                 256          164            748          480
    Transportation and Other                                             201          122            583          400
    General and Administrative                                           342           57            647          247
    Exploration                                                           32           54            164          107
    Interest (Note 7)                                                     19           35             84          118
                                                                     -------------------------------------------------
                                                                       1,071          627          2,876        1,886
                                                                     -------------------------------------------------

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES                    240          298            519          692
                                                                     -------------------------------------------------

PROVISION FOR INCOME TAXES
    Current                                                               95           73            255          189
    Future                                                               (71)          25           (141)          19
                                                                     -------------------------------------------------
                                                                          24           98            114          208
                                                                     -------------------------------------------------

NET INCOME FROM CONTINUING OPERATIONS
   BEFORE NON-CONTROLLING INTERESTS                                      216          200            405          484

NET INCOME ATTRIBUTABLE TO NON-CONTROLLING INTERESTS                       5           --              5           --
                                                                     -------------------------------------------------

NET INCOME FROM CONTINUING OPERATIONS                                    211          200            400          484
    Net Income from Discontinued Operations (Note 15)                    404           20            452           63
                                                                     -------------------------------------------------

NET INCOME                                                               615          220            852          547
                                                                     =================================================

EARNINGS PER COMMON SHARE FROM CONTINUING OPERATIONS ($/share)
    Basic (Note 12)                                                     0.81          0.77          1.54         1.88
                                                                     =================================================

    Diluted (Note 12)                                                   0.79          0.76          1.51         1.86
                                                                     =================================================

EARNINGS PER COMMON SHARE ($/share)
    Basic (Note 12)                                                     2.36          0.85          3.28         2.13
                                                                     =================================================

    Diluted (Note 12)                                                   2.30          0.84          3.21         2.10
                                                                     =================================================

SEE ACCOMPANYING NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS.

NEXEN INC.
UNAUDITED CONSOLIDATED BALANCE SHEET
Cdn$ millions, except share amounts

                                                                                SEPTEMBER 30      DECEMBER 31
                                                                                        2005             2004
--------------------------------------------------------------------------------------------------------------
ASSETS
    CURRENT ASSETS
      Cash and Cash Equivalents                                                          200              73
      Margin Deposits (Note 10)                                                          202              --
      Accounts Receivable (Note 3)                                                     2,828           2,100
      Inventories and Supplies (Note 4)                                                  514             351
      Assets of Discontinued Operations (Note 15)                                         --              38
      Other                                                                               56              41
                                                                                ------------------------------
         Total Current Assets                                                          3,800           2,603
                                                                                ------------------------------

    PROPERTY, PLANT AND EQUIPMENT (Note 6)
      Net of Accumulated Depreciation, Depletion, Amortization and
         Impairment of $5,158 (December 31, 2004-- $4,922)                             9,068           8,200
    GOODWILL                                                                             366             375
    FUTURE INCOME TAX ASSETS                                                             395             333
    DEFERRED CHARGES AND OTHER ASSETS (Note 5)                                           366             429
    ASSETS OF DISCONTINUED OPERATIONS (Note 15)                                           --             443
                                                                                ------------------------------

                                                                                      13,995          12,383
                                                                                ==============================
LIABILITIES AND SHAREHOLDERS' EQUITY
    CURRENT LIABILITIES
      Short-Term Borrowings (Note 7)                                                      --             100
      Accounts Payable and Accrued Liabilities                                         3,663           2,377
      Accrued Interest Payable                                                            39              34
      Dividends Payable                                                                   13              13
      Liabilities of Discontinued Operations (Note 15)                                    --              39
                                                                                ------------------------------
         Total Current Liabilities                                                     3,715           2,563
                                                                                ------------------------------

    LONG-TERM DEBT (Note 7)                                                            3,670           4,259
    FUTURE INCOME TAX LIABILITIES                                                      1,903           2,023
    ASSET RETIREMENT OBLIGATIONS (Note 8)                                                437             399
    DEFERRED CREDITS AND OTHER LIABILITIES (Note 9)                                      494             142
    LIABILITIES OF DISCONTINUED OPERATIONS (Note 15)                                      --             130
    NON-CONTROLLING INTERESTS (Note 2)                                                    91              --
    SHAREHOLDERS' EQUITY (Note 11)
      Common Shares, no par value
        Authorized:        Unlimited
        Outstanding:       2005-- 260,879,092 shares
                           2004-- 258,399,166 shares                                     719             637
      Contributed Surplus                                                                  1              --
      Retained Earnings                                                                3,148           2,335
      Cumulative Foreign Currency Translation Adjustment                                (183)           (105)
                                                                                ------------------------------
         Total Shareholders' Equity                                                    3,685           2,867
                                                                                ------------------------------

COMMITMENTS, CONTINGENCIES AND GUARANTEES (Note 16)
                                                                                      13,995          12,383
                                                                                ==============================

SEE ACCOMPANYING NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS.

NEXEN INC.
UNAUDITED CONSOLIDATED STATEMENT OF CASH FLOWS
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30
Cdn$ millions

                                                                               THREE MONTHS                NINE MONTHS
                                                                            ENDED SEPTEMBER 30          ENDED SEPTEMBER 30
                                                                             2005         2004           2005         2004
---------------------------------------------------------------------------------------------------------------------------
                                                                                  Restated for                Restated for
                                                                                    Changes in                  Changes in
                                                                                    Accounting                  Accounting
                                                                                    Principles                  Principles
                                                                                        Note 1                      Note 1
OPERATING ACTIVITIES
    Net Income from Continuing Operations                                     211          200           400           484
    Net Income from Discontinued Operations                                   404           20           452            63
    Charges and Credits to Income not Involving Cash (Note 13)               (142)         234           666           696
    Exploration Expense                                                        32           54           164           107
    Changes in Non-Cash Working Capital (Note 13)                             216          (55)          120           (99)
    Other                                                                     (79)         (50)         (127)          (21)
                                                                           ------------------------------------------------
                                                                              642          403         1,675         1,230

FINANCING ACTIVITIES
    Repayment of Term Credit Facilities, Net                                 (329)          --           (67)           --
    Proceeds from Long-Term Debt (Note 7)                                      --           --         1,253            --
    Repayment of Long-Term Debt (Note 7)                                     (577)          --        (1,818)         (300)
    Repayment of Short-Term Borrowings, Net                                   (48)          --           (99)           --
    Redemption of Preferred Securities                                         --           --            --          (289)
    Dividends on Common Shares                                                (13)         (13)          (39)          (39)
    Issue of Common Shares                                                     11            7            51           116
    Net Proceeds from Canexus Initial Public Offering (Note 2)                301           --           301            --
    Proceeds from Term Credit Facilities of Canexus, Net (Notes 2 and 7)      173           --           173            --
    Other                                                                     (19)          --           (35)           --
                                                                           ------------------------------------------------
                                                                             (501)          (6)         (280)         (512)

INVESTING ACTIVITIES
    Capital Expenditures
      Exploration and Development                                            (624)        (347)       (1,869)         (977)
      Proved Property Acquisitions                                            (15)          --           (21)           --
      Chemicals, Corporate and Other                                           (9)         (33)          (33)          (69)
    Proceeds on Disposition of Assets                                         904            6           911            10
    Changes in Non-Cash Working Capital (Note 13)                             (81)          45           (54)          107
    Changes in Margin Deposits (Note 10)                                     (210)          --          (210)           --
    Other                                                                      --           (6)            7           (20)
                                                                           ------------------------------------------------
                                                                              (35)        (335)       (1,269)         (949)

EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS                   (8)         (35)            1            10
                                                                           ------------------------------------------------

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                               98           27           127          (221)

CASH AND CASH EQUIVALENTS-- BEGINNING OF PERIOD                               102          839            73         1,087
                                                                           ------------------------------------------------

CASH AND CASH EQUIVALENTS-- END OF PERIOD                                     200          866           200           866
                                                                           ================================================

SEE ACCOMPANYING NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS.

NEXEN INC.
UNAUDITED CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30
Cdn$ millions

                                                                                      THREE MONTHS               NINE MONTHS
                                                                                   ENDED SEPTEMBER 30        ENDED SEPTEMBER 30
                                                                                   2005          2004         2005         2004
--------------------------------------------------------------------------------------------------------------------------------
                                                                                                                   Restated for
                                                                                                                     Changes in
                                                                                                                     Accounting
                                                                                                                     Principles
                                                                                                                         Note 1
COMMON SHARES
    Balance at Beginning of Period                                                  694           622          637          513
    Issue of Common Shares                                                           11             7           51          116
    Previously Recognized Liability Relating to Stock Options Exercised              14            --           31           --
                                                                            ----------------------------------------------------
    Balance at End of Period                                                        719           629          719          629
                                                                            ====================================================

CONTRIBUTED SURPLUS
    Balance at Beginning of Period                                                    1            --           --            1
    Stock Based Compensation Expense                                                 --            --            1           (1)
                                                                            ----------------------------------------------------
    Balance at End of Period                                                          1            --            1           --
                                                                            ====================================================

RETAINED EARNINGS
    Balance at Beginning of Period                                                2,546         1,895        2,335        1,594
    Net Income                                                                      615           220          852          547
    Dividends on Common Shares                                                      (13)          (13)         (39)         (39)
                                                                            ----------------------------------------------------
    Balance at End of Period                                                      3,148         2,102        3,148        2,102
                                                                            ====================================================

CUMULATIVE FOREIGN CURRENCY TRANSLATION ADJUSTMENT
    Balance at Beginning of Period                                                  (82)          (19)        (105)         (33)
    Translation Adjustment, Net of Income Taxes                                    (101)          (49)         (78)         (35)
                                                                            ----------------------------------------------------
    Balance at End of Period                                                       (183)          (68)        (183)         (68)
                                                                            ====================================================

SEE ACCOMPANYING NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS.

NEXEN INC.
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
Cdn$ millions except as noted

1.       ACCOUNTING POLICIES

The Unaudited Consolidated Financial Statements are prepared in accordance with Canadian Generally Accepted Accounting Principles (GAAP). The impact of significant differences between Canadian and US GAAP on the Unaudited
Consolidated Financial Statements is disclosed in Note 19. The consolidated financial statements include the assets and liabilities of Canexus Limited Partnership, with an adjustment made for non-controlling interests. In the opinion of management, the Unaudited Consolidated Financial Statements contain all adjustments of a normal and recurring nature necessary to present fairly Nexen Inc.'s (Nexen, we or our) financial position at September 30, 2005 and the results of our operations and our cash flows for the three and nine months ended September, 2005 and 2004.

Management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the Unaudited Consolidated Financial Statements, and revenues and expenses during the reporting period. Our management reviews these estimates, including those related to litigation, asset retirement obligations, income taxes and determination of proved reserves, on an ongoing basis. Changes in facts and circumstances may result in revised estimates and actual results may differ from these estimates. The results of operations and cash flows for the three and nine months ended September 30, 2005 are not necessarily indicative of the results of operations or cash flows to be expected for the year ending December 31, 2005.

These Unaudited Consolidated Financial Statements do not conform in all respects with the requirements for annual financial statements and therefore should be read in conjunction with our Audited Consolidated Financial Statements included in our 2004 Annual Report on Form 10-K. The accounting policies we follow are described in Note 1 of the Audited Consolidated Financial Statements included in our 2004 Annual Report on Form 10-K.


CHANGES IN ACCOUNTING PRINCIPLES

FINANCIAL INSTRUMENTS

In the fourth quarter of 2004, we retroactively adopted the changes to Canadian Institute of Chartered Accountants (CICA) standard S.3860, FINANCIAL INSTRUMENTS. These changes require that fixed-amount contractual obligations that can be settled by issuing a variable number of equity instruments be classified as a liability. Our US-dollar denominated preferred and subordinated securities have these characteristics and accordingly have been reclassified as long-term debt. Dividends and interest on these securities have been included in interest expense and issue costs previously charged to retained earnings have been amortized over the life of the securities. Unamortized issue costs have been expensed on the redemption of the preferred securities in 2004. Foreign exchange gains or losses from translation of the US-dollar amounts have been included as cumulative foreign currency translation adjustments. The change was adopted retroactively and all prior periods presented have been restated. This change in accounting principle has no effect on our Unaudited Consolidated Financial Statements for the three and nine months ended September 30, 2005.


GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

In 2004, we adopted CICA standard S.1100, GENERALLY ACCEPTED ACCOUNTING PRINCIPLES which eliminated general industry practice in Canada as a component of GAAP. Our accounting policy is to include geological and geophysical costs as operating cash outflows in our Unaudited Consolidated Statement of Cash Flows. For previous years, we included geological and geophysical costs as investing cash outflows consistent with industry practice in Canada. In our Unaudited Consolidated Statement of Cash Flows for the three months ended September 30, 2005, we included $17 million (2004 - $15 million) and for the nine months ended September 30, 2005, we included $37 million (2004 - $40 million) of geological and geophysical costs as other operating cash outflows. This change in accounting policy was adopted prospectively.


IMPACT OF CHANGES IN ACCOUNTING PRINCIPLES

The  impact  of  these  changes  in  accounting   principles  on  our  Unaudited
Consolidated Statement of Income and Earnings per Common Share for the three and nine months ended September 30, 2004, are shown below.

UNAUDITED CONSOLIDATED STATEMENT OF INCOME FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2004

                                                                                                 THREE MONTHS     NINE MONTHS
------------------------------------------------------------------------------------------------------------------------------
Transportation and Other Expense as Reported                                                              122            389
    Plus: Unamortized Issue Costs on Redemption of Preferred Securities                                    --             11
                                                                                               -------------------------------
Transportation and Other Expense as Restated                                                              122            400
                                                                                               -------------------------------

Interest Expense as Reported                                                                               35            115
    Plus: Dividends on Preferred Securities                                                                --              3
                                                                                               -------------------------------
Interest Expense as Restated                                                                               35            118
                                                                                               -------------------------------

Provision for Future Income Taxes as Reported                                                              25             25
    Plus: Tax Effect of Changes in Accounting Principles                                                   --             (6)
                                                                                               -------------------------------
Provision for Future Income Taxes as Restated                                                              25             19
                                                                                               -------------------------------

NET INCOME AND EARNINGS PER COMMON SHARE FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2004

                                                                                                 THREE MONTHS     NINE MONTHS
------------------------------------------------------------------------------------------------------------------------------
Net Income Attributable to Common Shareholders
    As Reported                                                                                           220             553
    Less: Unamortized Issue Costs on Redemption of Preferred Securities, Net of Income Taxes               --              (6)
                                                                                               -------------------------------
    As Restated                                                                                           220             547
                                                                                               ===============================

Earnings per Common Share ($/share)
    Basic as Reported                                                                                    0.85            2.15
                                                                                               ===============================
    Restated                                                                                             0.85            2.13
                                                                                               ===============================

    Diluted as Reported                                                                                  0.84            2.13
                                                                                               ===============================
    Restated                                                                                             0.84            2.10
                                                                                               ===============================

RECLASSIFICATION

Certain comparative figures have been reclassified to ensure consistency with current period presentation.

2.       CANEXUS INCOME FUND

In June 2005, our board of directors approved a plan to monetize our chemicals operations through the creation of an income trust and the issuance of trust units in an initial public offering. This initial public offering closed on August 18, 2005 with Canexus Income Fund ("Canexus") issuing 30 million units at a price of $10 per unit for gross proceeds of $300 million ($284 million, net of underwriters' commissions).

Concurrent with the closing of the offering, Canexus acquired a 36.5% interest in Canexus Limited Partnership ("Canexus LP") using the net proceeds from the initial public offering. Canexus LP acquired Nexen's chemicals business for approximately $1 billion, comprised of the net proceeds from Canexus' initial public offering and $200 million (US$167 million) of bank debt, plus the issuance of 52.3 million exchangeable limited partnership units ("Exchangeable LP Units") of Canexus LP. At that time, the Exchangeable LP Units held by Nexen represented a 63.5% interest in Canexus LP.

The Exchangeable LP Units held by Nexen are exchangeable on a one for one basis for trust units of Canexus. As a result, the Exchangeable LP Units owned by Nexen were exchangeable into 52.3 million trust units which represented 63.5% of the outstanding trust units of Canexus assuming exchange of the Exchangeable LP Units.

On September 16, 2005, the underwriters of the initial public offering exercised a portion of their over-allotment option to purchase 1.75 million trust units at $10 per unit for gross proceeds of $18 million ($17 million, net of underwriters' commissions). As a result, Nexen exchanged 1.75 million of its Exchangeable LP Units for $17 million in net proceeds. After this exchange, Nexen has a 61.4% interest in Canexus LP represented by 50.5 million Exchangeable LP Units. The initial public offering, together with the exercise of the over-allotment, resulted in total net proceeds to Nexen of $301 million.

These transactions diluted our interest in our chemicals operations. As a result of this dilution, we recorded a gain of $193 million during the third quarter.

We have the right to nominate a majority of the members of the board of Canexus Limited, the corporation with responsibility for the strategic management and operational decisions of Canexus and Canexus LP. Nexen has currently nominated two representatives to the ten-member board of Canexus Limited. Since we have retained effective control of our chemicals business, the results, assets and liabilities of this business have been included in these financial statements. The non-Nexen ownership interests in our chemicals business are shown as non-controlling interests.

3.       ACCOUNTS RECEIVABLE

                                                                        SEPTEMBER 30    DECEMBER 31
                                                                                2005           2004
-----------------------------------------------------------------------------------------------------
Trade
    Marketing                                                                  2,157          1,452
    Oil and Gas                                                                  538            557
    Chemicals and Other                                                           68             57
                                                                        -----------------------------
                                                                               2,763          2,066
Non-Trade                                                                         72             49
                                                                        -----------------------------
                                                                               2,835          2,115
Allowance for Doubtful Accounts                                                   (7)           (15)
                                                                        -----------------------------
Total                                                                          2,828          2,100
                                                                        =============================
4.       INVENTORIES AND SUPPLIES

                                                                        SEPTEMBER 30    DECEMBER 31
                                                                                2005           2004
-----------------------------------------------------------------------------------------------------
Finished Products
    Marketing                                                                    339            199
    Oil and Gas                                                                    6              6
    Chemicals and Other                                                           13             13
                                                                        -----------------------------
                                                                                 358            218
Work in Process                                                                    5              4
Field Supplies                                                                   151            129
                                                                        -----------------------------
Total                                                                            514            351
                                                                        =============================
5.       DEFERRED CHARGES AND OTHER ASSETS

                                                                        SEPTEMBER 30    DECEMBER 31
                                                                                2005           2004
-----------------------------------------------------------------------------------------------------
Long-Term Marketing Derivative Contracts                                         210             91
Crude Oil Put Options                                                             16            200
Defined Benefit Pension Plan Asset                                                 5             13
Deferred Financing Costs                                                          63             67
Asset Retirement Obligation Remediation Fund (Note 8)                             14             --
Other                                                                             58             58
                                                                        -----------------------------
Total                                                                            366            429
                                                                        =============================

6.       SUSPENDED WELL COSTS

In the third quarter of 2005, we adopted staff position 19-1 (FSP 19-1) issued by the Financial Accounting Standards Board (FASB) on accounting for suspended well costs. FSP 19-1 amends FASB Statement No. 19, FINANCIAL ACCOUNTING AND REPORTING BY OIL AND GAS PRODUCING COMPANIES, for companies using the successful efforts method of accounting which required that capitalized exploratory well costs be expensed if related reserves could not be classified as proved within one year. FSP 19-1 provides that exploratory well costs should continue to be capitalized when a well has found a sufficient quantity of reserves to justify its completion as a producing well and sufficient progress is being made to assess the reserves and the economic and operating viability of the well. FSP 19-1 also requires certain disclosures with respect to capitalized exploratory well costs.

The following table sets out the changes in capitalized exploratory well costs during the three and nine month periods ended September 30, 2005 and 2004, and does not include amounts that were initially capitalized and subsequently expensed in the same period.

                                                                      THREE MONTHS                  NINE MONTHS
                                                                    ENDED SEPTEMBER 30           ENDED SEPTEMBER 30
                                                                     2005         2004         2005            2004
--------------------------------------------------------------------------------------------------------------------
Balance at Beginning of Period                                       196           119          117              91
Additions to Capitalized Exploratory Well Costs Pending the
   Determination of Proved Reserves                                  100            27          178              51
Effects of Foreign Exchange                                          (14)           (8)         (13)             (4)
                                                                   -------------------------------------------------
Balance at End of Period                                             282           138          282             138
                                                                   =================================================

The following table provides an aging of capitalized exploratory well costs based on the date drilling was completed and shows the number of projects for which exploratory well costs have been capitalized for a period greater than one year since the completion of drilling.

                                                                                         SEPTEMBER 30   SEPTEMBER 30
                                                                                                 2005           2004
---------------------------------------------------------------------------------------------------------------------
Capitalized for a Period of One Year or Less                                                      199             75
Capitalized for a Period of Greater than One Year                                                  83             63
                                                                                         ----------------------------
Balance at End of Period                                                                          282            138
                                                                                         ============================

Number of Projects that have Exploratory Well Costs Capitalized for a Period Greater than
    One Year                                                                                        3              2
                                                                                         ----------------------------

As at September 30, 2005, we have exploratory costs that have been capitalized for more than one year relating to our interest in an exploratory block, offshore Nigeria ($71 million), our interest in exploratory blocks in the Gulf of Mexico ($5 million) and coal bed methane exploratory activities in Canada ($7 million). Exploratory costs offshore Nigeria were first capitalized in 1998 and we have subsequently drilled a further seven successful wells on the block. The joint venture partners have finalized pre-development design studies and are moving towards the next phase of the project. Drilling activity has resumed and an appraisal and exploration program is currently in progress. Once final regulatory approvals have been received and the project has been sanctioned, we will book proved reserves. We have capitalized costs related to successful wells drilled in 2004 and 2005 in the Gulf of Mexico and in Canada, we have capitalized exploratory costs relating to our coal bed methane projects. We are currently assessing all of these wells and projects and we are working with our partners to prepare development plans.

7.       LONG-TERM DEBT AND SHORT-TERM BORROWINGS

                                                                                          SEPTEMBER 30   DECEMBER 31
                                                                                                  2005          2004
---------------------------------------------------------------------------------------------------------------------
Acquisition Credit Facilities (a)                                                                   --         1,806
Canexus LP Term Credit Facilities (US$144 million drawn) (b)                                       167            --
Term Credit Facilities (c)                                                                          --            87
Debentures, due 2006 (1)                                                                            93            93
Medium-Term Notes, due 2007                                                                        150           150
Medium-Term Notes, due 2008                                                                        125           125
Notes, due 2013 (US$500 million)                                                                   581           602
Notes, due 2015 (US$250 million) (d)                                                               290            --
Notes, due 2028 (US$200 million)                                                                   232           241
Notes, due 2032 (US$500 million)                                                                   581           602
Notes, due 2035 (US$790 million) (e)                                                               917            --
Subordinated Debentures, due 2043 (US$460 million)                                                 534           553
                                                                                          ---------------------------
                                                                                                 3,670         4,259
                                                                                          ===========================
Note:
(1)  Includes $50 million of principal that was effectively converted through a currency exchange contract to
     US$37 million.

(a)      ACQUISITION CREDIT FACILITIES

During the quarter, we repaid in full, amounts outstanding under the bridge facility used to fund a portion of the purchase price for the acquisition of EnCana (UK) Limited in 2004. The US$500 million development facility associated with the acquisition credit facilities was replaced with the renewal of our term credit facilities during the quarter.

(b)      CANEXUS LP TERM CREDIT FACILITIES

Canexus LP has $350 million of committed, unsecured, revolving term credit facilities which are available until 2009. At September 30, 2005, US$144 million ($167 million) was drawn on these facilities. The lenders have the option to extend the terms annually. Borrowings are available as Canadian bankers' acceptances, LIBOR-based loans, Canadian prime loans or US-dollar base rate loans. Interest is payable monthly at a floating rate. The term credit facilities are secured by a floating charge debenture over all of Canexus LP's assets and by certain guarantees, security interests and subordination agreements provided by certain affiliates of Canexus LP (which do not include Nexen).

(c)      TERM CREDIT FACILITIES

We have a committed, unsecured, revolving term credit facility of US$2.0 billion which is available until 2010. At September 30, 2005, these facilities were undrawn. The lenders have the option to extend the terms annually. Borrowings are available as Canadian bankers' acceptances, LIBOR-based loans, Canadian prime loans, US-dollar base rate loans or pound sterling call rate loans. Interest is payable monthly at a floating rate.

(d)      NOTES, DUE 2015

In March 2005, we issued US$250 million of notes. Interest is payable semi-annually at a rate of 5.20% and the principal is to be repaid in March 2015. We may redeem part or all of the notes at any time. The redemption price will be the greater of par and an amount that provides the same yield as a US Treasury security having a term to maturity equal to the remaining term of the notes plus 0.15%. The proceeds were used to repay a portion of the Acquisition Credit Facilities.

(e)      NOTES, DUE 2035

In March 2005, we issued US$790 million of notes. Interest is payable semi-annually at a rate of 5.875% and the principal is to be repaid in March 2035. We may redeem part or all of the notes at any time. The redemption price will be the greater of par and an amount that provides the same yield as a US Treasury security having a term to maturity equal to the remaining term of the notes plus 0.2%. The proceeds were used to repay a portion of the Acquisition Credit Facilities.

(f)      INTEREST EXPENSE

                                                 THREE MONTHS             NINE MONTHS
                                              ENDED SEPTEMBER 30      ENDED SEPTEMBER 30
                                                2005        2004      2005          2004
-----------------------------------------------------------------------------------------
Long-Term Debt                                   65           43       197           136
Other                                             3            3        12             9
                                               ------------------------------------------
                                                 68           46       209           145
   Less: Capitalized                            (49)         (11)     (125)          (27)
                                               ------------------------------------------
Total                                            19           35        84           118
                                               ==========================================

Capitalized interest relates to and is included as part of the cost of our oil, gas and Syncrude properties, plant and equipment. The capitalization rates are based on our weighted-average cost of borrowings.

(g)      SHORT-TERM BORROWINGS

Nexen has unsecured operating loan facilities of approximately $427 million. No amounts were drawn under these facilities at September 30, 2005 (December 31, 2004 - $100 million). Interest is payable at floating rates. During the first nine months of 2005, the weighted average interest rate on our short-term borrowings was 3.4%.

8.       ASSET RETIREMENT OBLIGATIONS

Changes in carrying amounts of the asset retirement obligations associated with our property, plant and equipment are as follows:

                                                                        SEPTEMBER 30      DECEMBER 31
                                                                                2005             2004
------------------------------------------------------------------------------------------------------
Balance at Beginning of Period                                                   468              323
    Obligations Assumed with Development Activities                               52               12
    Obligations Assumed with Business Acquisition                                 --              134
    Obligations Discharged with Disposed Properties                              (38)              (4)
    Expenditures Made on Asset Retirements                                       (30)             (31)
    Accretion                                                                     19               17
    Revisions to Estimates                                                        --               24
    Effects of Foreign Exchange                                                  (21)              (7)
                                                                        ------------------------------
Balance at End of Period (1), (2)                                                450              468
                                                                        ==============================
Notes:
(1)  Obligations  due within 12 months of $13 million  (December  31, 2004 - $47 million)  have been included in accounts  payable and accrued  liabilities.
     Obligations related to discontinued operations of $nil (December 31, 2004 -
     $22  million)  have  been  included  with   liabilities   of   discontinued
     operations.

(2)  Obligations  relating to our oil and gas activities  amount to $403 million
     (December 31, 2004 - $422 million) and obligations relating to our chemicals business amount to $47 million (December 31, 2004 - $46 million).

Our total estimated undiscounted asset retirement obligations amount to $750 million (December 31, 2004 - $770 million). We have discounted the total estimated asset retirement obligations using a weighted-average, credit-adjusted risk-free rate of 5.7%. Approximately $98 million included in our asset retirement obligations will be settled over the next five years. The remaining obligations settle beyond five years and will be funded by future cash flows from our operations.

In connection with the sale of our chemicals business to Canexus LP, we have contributed $14 million to a remediation fund to be used for asset retirement obligations associated with the assets sold. This is included on our balance sheet as part of deferred charges and other assets.

We own interests in assets for which the fair value of the asset retirement obligations cannot be reasonably determined because the assets currently have an indeterminate life and we cannot determine when remediation activities would take place. These assets include our interest in Syncrude's upgrader and sulphur pile. The estimated future recoverable reserves at Syncrude are significant and given the long life of this asset, we are unable to determine when asset retirement activities would take place. Furthermore, we believe the Syncrude plant can continue to run indefinitely with ongoing maintenance activities. The retirement obligations for these assets will be recorded in the first year in which the lives of the assets are determinable.

9.       DEFERRED CREDITS AND OTHER LIABILITIES

                                                                        SEPTEMBER 30    DECEMBER 31
                                                                                2005           2004
----------------------------------------------------------------------------------------------------
Long-Term Marketing Derivative Contracts                                         115             46
Fixed Price Natural Gas Contracts                                                124             --
Deferred Transportation Revenue                                                   34             33
Stock Based Compensation Liability                                                75             --
Defined Benefit Pension Obligation                                                36             32
Other                                                                            110             31
                                                                        ----------------------------
Total                                                                            494            142
                                                                        ============================

10.      DERIVATIVE INSTRUMENTS AND FINANCIAL RISK MANAGEMENT

(a) CARRYING VALUE AND ESTIMATED FAIR VALUE OF DERIVATIVE AND FINANCIAL INSTRUMENTS

The carrying value, fair value, and unrecognized gains or losses on our outstanding derivatives and long-term financial assets and liabilities are:

Cdn$ millions                                         SEPTEMBER 30, 2005                      DECEMBER 31, 2004
-------------------------------------------------------------------------------------------------------------------------
                                             Carrying      Fair    Unrecognized      Carrying      Fair     Unrecognized
                                                Value     Value     Gain/(Loss)         Value     Value             Gain
                                            ------------------------------------    -------------------------------------
Commodity Price Risk
    Non-Trading Activities
      Crude Oil Put Options                        16        16              --           200       200              --
      Fixed Price Natural Gas Contracts          (187)      (187)            --            --       (98)            (98)
      Natural Gas Swaps                            25         25             --            --        --              --

    Trading Activities
      Crude Oil and Natural Gas                    42         42             --            83        83              --
      Future Sale of Gas Inventory                 --       (121)          (121)           --         6               6

Foreign Currency Risk
    Non-Trading Activities                         17        17              --             7         7              --
    Trading Activities                             10        10              --            10        10              --
                                            ------------------------------------    -------------------------------------
Total Derivatives                                 (77)     (198)           (121)          300       208             (92)
                                            ====================================    =====================================

Financial Assets and Liabilities
      Long-Term Debt                           (3,670)   (3,854)           (184)       (4,259)   (4,503)           (244)
                                            ====================================    =====================================

The estimated fair value of all derivative instruments is based on quoted market prices and, if not available, on estimates from third-party brokers or dealers. The carrying value of cash and cash equivalents, margin deposits, amounts receivable and short-term obligations approximates their fair value because the instruments are near maturity.

(b)      COMMODITY PRICE RISK MANAGEMENT

NON-TRADING ACTIVITIES

We generally sell our crude oil and natural gas under short-term market based contracts.

CRUDE OIL PUT OPTIONS

We purchased WTI crude oil put options to manage the commodity price risk exposure of a portion of our oil production in 2005 and 2006. These options establish an annual average WTI floor price of US$43/bbl in 2005 and US$38/bbl in 2006 at a cost of $144 million and are stated at fair value on our balance sheet. Any change in fair value is included in marketing and other on the Unaudited Consolidated Statement of Income.

                                           NOTIONAL                      AVERAGE              FAIR
                                            VOLUMES        TERM      PRICE (WTI)             VALUE
---------------------------------------------------------------------------------------------------
                                            (bbls/d)                    (US$/bbl)   (Cdn$ millions)
WTI Crude Oil Put Options                    30,000        2005               44                --
                                             20,000        2005               43                --
                                             10,000        2005               41                --
                                             30,000        2006               39                 9
                                             20,000        2006               38                 5
                                             10,000        2006               36                 2
                                                                                    ---------------
                                                                                                16
                                                                                    ===============

FIXED PRICE NATURAL GAS CONTRACTS AND NATURAL GAS SWAPS

In July and August 2005, we sold certain Canadian oil and gas properties and we retained fixed price natural gas contracts that were previously used in the operation of those properties. See Note 15.

Since these contracts are no longer used in the normal course of our oil and gas operations, they have been marked-to-market and are included in the Unaudited Consolidated Balance Sheet. Any change in fair value is included in marketing and other in the Unaudited Consolidated Statement of Income.

                                           NOTIONAL                                              FAIR
                                            VOLUMES             TERM           PRICE            VALUE
------------------------------------------------------------------------------------------------------
                                             (Gj/d)                            ($/Gj)  (Cdn$ millions)
Fixed Price Natural Gas Contracts            22,034      2005 - 2006     2.28 - 3.72              (63)
                                             15,514      2007 - 2010     2.47 - 2.77             (124)
                                                                                      ----------------
                                                                                                 (187)
                                                                                      ================

Following the sale of the Canadian oil and gas properties, we entered into natural gas swaps to economically hedge our exposure to the fixed price natural gas contracts. Any change in fair value is included in marketing and other in the Unaudited Consolidated Statement of Income.

                                           NOTIONAL                                              FAIR
                                            VOLUMES             TERM           PRICE            VALUE
------------------------------------------------------------------------------------------------------
                                             (Gj/d)                            ($/Gj)  (Cdn$ millions)
Natural Gas Swaps                            22,034      2005 - 2006    9.02 - 11.81               13
                                             15,514      2007 - 2010            7.45               12
                                                                                      ----------------
                                                                                                   25
                                                                                      ================

TRADING ACTIVITIES

CRUDE OIL AND NATURAL GAS

We enter into physical purchase and sales contracts as well as financial commodity contracts to enhance our price realizations and lock-in our margins. The physical and financial commodity contracts (derivative contracts) are stated at market value. The $42 million fair value of the commodity contracts at September 30, 2005 is included in the Unaudited Consolidated Balance Sheet and any change in fair value is included in marketing and other on the Unaudited Consolidated Statement of Income.

FUTURE SALE OF GAS INVENTORY

We have certain NYMEX futures contracts and swaps in place, which effectively lock-in our margins on the future sale of our natural gas inventory in storage. We have designated, in writing, some of these derivative contracts as cash flow hedges of the future sale of our storage inventory. As a result, gains and losses on these designated futures contracts and swaps are recognized in net income when the inventory in storage is sold. The principal terms of these outstanding contracts and the unrecognized losses at September 30, 2005 are:

                                            HEDGED                         AVERAGE    UNRECOGNIZED
                                           VOLUMES             MONTH         PRICE            LOSS
---------------------------------------------------------------------------------------------------
                                            (mmcf)                        (US$/mcf) (Cdn$ millions)
NYMEX Natural Gas Futures                    1,520      October 2005          6.96             (12)
                                             1,140     December 2005         10.02              (6)
                                            11,100      January 2006          8.96             (75)
                                               400     February 2006         10.96              (2)

NYMEX Natural Gas Fixed Price Swaps            850     December 2005          8.00              (6)
                                             2,750      January 2006          8.30             (20)
                                                                                   ----------------
                                                                                              (121)
                                                                                   ================

(c)      FOREIGN CURRENCY EXCHANGE RATE RISK MANAGEMENT

NON-TRADING ACTIVITIES

                                                                                                           FAIR
                                                          AMOUNT            TERM           RATE           VALUE
----------------------------------------------------------------------------------------------------------------
                                                                                   (for US$1.00) (Cdn$ millions)
Foreign Currency Call Options - Buzzard (i)   (pound)207 million     2005 - 2006    1.95 - 2.00              --

US Dollar Call Options - Canexus (ii)              US$11 million     2005 - 2006          0.813               9

Foreign Currency Swap (iii)                        US$37 million            2006          0.736               8
                                                                                                ----------------
                                                                                                             17
                                                                                                ================

(i)  BUZZARD

Our Buzzard development project in the North Sea creates foreign currency exposure as a portion of the capital costs are denominated in British pounds and Euros. In order to reduce our exposure to fluctuations in these currencies relative to the US dollar, we purchased foreign currency call options in early 2005 which effectively set a ceiling on most of our British pound and Euro spending exposure from March 2005 through to the end of 2006. Any change in fair value is included in marketing and other on the Unaudited Consolidated Statement of Income.

(ii) CANEXUS

The operations of Canexus are exposed to changes in the US dollar exchange rate as a portion of their sales are denominated in US dollars. In connection with the initial public offering of Canexus, we purchased US dollar call options to reduce this exposure to fluctuations in the Canadian - US dollar exchange rate. Canexus has the right to sell US$11 million monthly and purchase Canadian dollars at an exchange rate of US$0.813 until August 2006. Any change in fair value is included in marketing and other on the Unaudited Consolidated Statement of Income.

(iii) FOREIGN CURRENCY SWAP

We occasionally use derivative instruments to effectively convert cash flows from Canadian to US dollars and vice versa. At September 30, 2005, we held a foreign currency derivative instrument that obligates us and the counterparty to exchange principal and interest amounts. In November 2006, we will pay US$37 million and receive Cdn$50 million. Any change in fair value is included in marketing and other on the Unaudited Consolidated Statement of Income.


TRADING ACTIVITIES

Our sales and purchases of crude oil and natural gas are generally transacted in or referenced to the US dollar, as are most of the financial commodity contracts used by our marketing group. Our marketing group enters into forward contracts and swaps to sell US dollars. When combined with certain commodity sales contracts, either physical or financial, these forward contracts and swaps allow us to lock-in our Canadian dollar margins on the future sale of crude oil and natural gas. The $10 million fair value of the US dollar forward contracts and swaps at September 30, 2005 is included in the Unaudited Consolidated Balance Sheet and any change in fair value is included in marketing and other on the Unaudited Consolidated Statement of Income.

(d) TOTAL CARRYING VALUE OF DERIVATIVE CONTRACTS RELATED TO TRADING ACTIVITIES

Amounts related to derivative contracts held by our marketing group are equal to fair value as we use mark-to-market accounting. The amounts are as follows:

                                                         SEPTEMBER 30    DECEMBER 31
CDN$ MILLIONS                                                    2005           2004
-------------------------------------------------------------------------------------
Accounts Receivable                                               508            177
Deferred Charges and Other Assets (1)                             210             91
                                                         ----------------------------
    Total Derivative Contract Assets                              718            268
                                                         ============================

Accounts Payable and Accrued Liabilities                          551            129
Deferred Credits and Other Liabilities (1)                        115             46
                                                         ----------------------------
    Total Derivative Contract Liabilities                         666            175
                                                         ============================

    Total Derivative Contract Net Assets (2)                       52             93
                                                         ============================

Notes:
(1) These derivative contracts settle beyond 12 months and are considered non-current.
(2) Comprised of $42 million (2004 - $83 million) related to commodity contracts and $10 million (2004 - $10 million) related to US dollar forward contracts and swaps.

Our exchange-traded derivative contracts are subject to margin deposit requirements. We are required to advance cash to counterparties in order to satisfy these requirements. We have margin deposits of US$174 million ($202 million) as at September 30, 2005 (December 31, 2004 - $nil), which have been presented as margin deposits on our Unaudited Consolidated Balance Sheet.

11.      SHAREHOLDERS' EQUITY

DIVIDENDS

Dividends per common share for the three months ended September 30, 2005 were $0.05 (2004 - $0.05). Dividends per common share for the nine months ended September 30, 2005 were $0.15 (2004 - $0.15).

12.      EARNINGS PER COMMON SHARE

Our shareholders approved a split of our issued and outstanding common shares on a two-for-one basis at our annual and special meeting on April 27, 2005. All common share and per common share amounts have been restated to retroactively reflect this share split.

We calculate basic earnings per common share from continuing operations using net income from continuing operations divided by the weighted-average number of common shares outstanding. We calculate basic earnings per common share using net income and the weighted-average number of common shares outstanding. We calculate diluted earnings per common share from continuing operations and diluted earnings per common share in the same manner as basic, except we use the weighted-average number of diluted common shares outstanding in the denominator.

                                                                    THREE MONTHS                NINE MONTHS
                                                                  ENDED SEPTEMBER 30        ENDED SEPTEMBER 30
(MILLIONS OF SHARES)                                              2005          2004         2005         2004
---------------------------------------------------------------------------------------------------------------
Weighted-average number of common shares outstanding             260.6         258.0        260.1        256.8
Shares issuable pursuant to stock options                         12.9          12.6         13.8         13.4
Shares to be purchased from proceeds of stock options             (6.4)         (9.8)        (8.6)       (10.0)
                                                                -----------------------------------------------
Weighted-average number of diluted common shares outstanding     267.1         260.8        265.3        260.2
                                                                ===============================================

In calculating the weighted-average number of diluted common shares outstanding for the three and nine months ended September 30, 2005 and September 30, 2004 all options were included because their exercise price was less than the average common share market price in the period. During the periods presented, outstanding stock options were the only potential dilutive instruments.

13.      CASH FLOWS

(a)      CHARGES AND CREDITS TO INCOME NOT INVOLVING CASH

                                                                   THREE MONTHS               NINE MONTHS
                                                                ENDED SEPTEMBER 30        ENDED SEPTEMBER 30
                                                                2005          2004         2005         2004
-------------------------------------------------------------------------------------------------------------
Depreciation, Depletion, Amortization and Impairment             256           164          748          480
Stock Based Compensation                                         227            11          390          100
Future Income Taxes                                              (71)           25         (141)          19
Change in Fair Value of Crude Oil Put Options                      1            --          184           --
Non-Cash Items included in Discontinued Operations              (381)           29         (325)          95
Unamortized Issue Costs on Redemption of Preferred Securities     --            --           --           11
Gain on Dilution of Interest in Chemicals Business              (193)           --         (193)          --
Net Income Attributable to Non-Controlling Interests               5            --            5           --
Other                                                             14             5           (2)          (9)
                                                               -----------------------------------------------
Total                                                           (142)          234          666          696
                                                               ===============================================

(b)      CHANGES IN NON-CASH WORKING CAPITAL

                                                                     THREE MONTHS               NINE MONTHS
                                                                  ENDED SEPTEMBER 30        ENDED SEPTEMBER 30
                                                                  2005          2004         2005         2004
---------------------------------------------------------------------------------------------------------------
   Accounts Receivable (1)                                        (639)           17         (817)        (134)
   Inventories and Supplies                                         35           (68)        (174)        (145)
   Other Current Assets                                            (26)          (18)         (15)          37
   Accounts Payable and Accrued Liabilities (1)                    783            59        1,067          259
   Accrued Interest Payable                                        (18)           --            5           (9)
                                                                -----------------------------------------------
Total                                                              135           (10)          66            8
                                                                ===============================================

Relating to:
   Operating Activities                                            216           (55)         120          (99)
   Investing Activities                                            (81)           45          (54)         107
                                                                -----------------------------------------------
Total                                                              135           (10)          66            8
                                                                ===============================================
Note:
(1)  Includes  changes in  non-cash  working  capital  related  to  discontinued
     operations.

(c)      OTHER CASH FLOW INFORMATION

                                                                     THREE MONTHS               NINE MONTHS
                                                                  ENDED SEPTEMBER 30        ENDED SEPTEMBER 30
                                                                  2005          2004         2005         2004
---------------------------------------------------------------------------------------------------------------
Interest Paid                                                       80            41          190          143
Income Taxes Paid                                                   96            67          248          182
                                                                -----------------------------------------------

14.      MARKETING AND OTHER

                                                                     THREE MONTHS               NINE MONTHS
                                                                  ENDED SEPTEMBER 30        ENDED SEPTEMBER 30
                                                                  2005          2004         2005         2004
---------------------------------------------------------------------------------------------------------------
Marketing Revenue, Net                                              29           144          481          403
Change in Fair Value of Crude Oil Put Options                       (1)           --         (184)          --
Interest                                                             4             3           22            8
Foreign Exchange Gains/(Losses)                                    (27)           (9)           1            6
Other                                                               19             9           23           22
                                                                -----------------------------------------------
Total                                                               24           147          343          439
                                                                ===============================================

15.      DISCONTINUED OPERATIONS

In June 2005, we agreed to sell certain Canadian conventional oil and gas properties in southeast Saskatchewan, northwest Saskatchewan, northeast British Columbia and the Alberta foothills. The results of operations of these properties have been accounted for as discontinued operations. The sales closed in the third quarter with proceeds of $900 million after closing adjustments and we realized gains of $225 million. These gains are net of losses attributable to pipeline contracts and fixed price gas contracts associated with these properties that we have retained but no longer use in connection with our oil and gas business.

During the fourth quarter of 2004, we concluded production from our Buffalo field, offshore Australia as anticipated. The results of our operations in Australia have been treated as discontinued operations, as we have no plans to continue operations in the country. Remediation and abandonment activities are virtually completed and no gain or loss is expected from these activities.

THREE MONTHS ENDED SEPTEMBER 30

                                                                  2005                    2004
                                                                 CANADA      CANADA     AUSTRALIA       TOTAL
------------------------------------------------------------------------   -----------------------------------
Revenues
    Net Sales                                                        27          59           --           59
    Gain on Disposition of Assets                                   225          --           --           --
                                                               ---------   -----------------------------------
                                                                    252          59           --           59
Expenses
    Operating                                                         4          10           --           10
    Depreciation, Depletion, Amortization and Impairment             --          17           --           17
                                                               ---------   -----------------------------------
Income before Income Taxes                                          248          32           --           32
    Future Income Taxes                                            (156)         12           --           12
                                                               ---------   -----------------------------------
Net Income from Discontinued Operations                             404          20           --           20
                                                               =========   ===================================

Earnings per Common Share
    Basic                                                          1.55        0.08           --         0.08
                                                               =========   ===================================
    Diluted                                                        1.51        0.08           --         0.08
                                                               =========   ===================================

NINE MONTHS ENDED SEPTEMBER 30

                                                                  2005                    2004
                                                                 CANADA      CANADA     AUSTRALIA       TOTAL
------------------------------------------------------------------------   -----------------------------------
Revenues
    Net Sales                                                       154         171           49          220
    Gain on Disposition of Assets                                   225          --           --           --
                                                               ---------   -----------------------------------
                                                                    379         171           49          220
Expenses
    Operating                                                        27          31           31           62
    Depreciation, Depletion, Amortization and Impairment             28          52            9           61
    Exploration Expense                                               1           1           --            1
                                                               ---------   -----------------------------------
Income before Income Taxes                                          323          87            9           96
    Future Income Taxes                                            (129)         33           --           33
                                                               ---------   -----------------------------------
Net Income from Discontinued Operations                             452          54            9           63
                                                               =========   ===================================

Earnings per Common Share
    Basic                                                          1.74        0.21         0.04         0.25
                                                               =========   ===================================
    Diluted                                                        1.70        0.21         0.03         0.24
                                                               =========   ===================================

Assets and liabilities on the Unaudited Consolidated Balance Sheet include the following amounts for discontinued operations. There were no assets and liabilities related to discontinued operations at September 30, 2005.

AS AT DECEMBER 31, 2004

                                                                              CANADA   AUSTRALIA         TOTAL
---------------------------------------------------------------------------------------------------------------
Cash and Cash Equivalents                                                         --           1             1
Accounts Receivable                                                               28           8            36
Other Current Assets                                                              --           1             1
Property, Plant and Equipment, Net                                               443          --           443
Accounts Payable and Accrued Liabilities                                          14          25            39
Asset Retirement Obligations                                                      22          --            22
Future Income Tax Liabilities                                                    108          --           108
                                                                             --------------------   -----------

16.      COMMITMENTS, CONTINGENCIES AND GUARANTEES

As described in Note 12 to the Audited Consolidated Financial Statements included in our 2004 Annual Report on Form 10-K, there are a number of lawsuits and claims pending, the ultimate results of which cannot be ascertained at this time. We record costs as they are incurred or become determinable. We believe the resolution of these matters would not have a material adverse effect on our liquidity, consolidated financial position or results of operations.

17.      PENSION AND OTHER POST RETIREMENT BENEFITS

(a)      NET PENSION EXPENSE RECOGNIZED UNDER OUR DEFINED BENEFIT PENSION PLANS

                                                                    THREE MONTHS                NINE MONTHS
                                                                 ENDED SEPTEMBER 30         ENDED SEPTEMBER 30
                                                                 2005          2004         2005          2004
---------------------------------------------------------------------------------------------------------------
Nexen
    Cost of Benefits Earned by Employees                            4             2           10             6
    Interest Cost on Benefits Earned                                3             3           10             9
    Expected Return on Plan Assets                                 (3)           (3)          (8)           (9)
    Net Amortization and Deferral                                  --            --            1            --
                                                              -------------------------------------------------
    Net                                                             4             2           13             6
                                                              -------------------------------------------------

Syncrude
    Cost of Benefits Earned by Employees                            1             1            3             3
    Interest Cost on Benefits Earned                                1             1            4             3
    Expected Return on Plan Assets                                 (1)           (1)          (3)           (3)
    Net Amortization and Deferral                                  --            --           --            --
                                                               ------------------------------------------------
    Net                                                             1             1            4             3
                                                               ------------------------------------------------
Total                                                               5             3           17             9
                                                               ================================================

(b)      EMPLOYER FUNDING CONTRIBUTIONS

Our expected total funding contributions for 2005 disclosed in Note 13(e) to the Audited Consolidated Financial Statements in our 2004 Annual Report on Form 10-K have not changed for both our Nexen defined benefit pension plan and our share of Syncrude's defined benefit pension plan.

18.      OPERATING SEGMENTS AND RELATED INFORMATION

Nexen is involved in activities relating to Oil and Gas, Syncrude and Chemicals in various geographic locations as described in Note 18 to the Audited Consolidated Financial Statements included in our 2004 Annual Report on Form 10-K.

THREE MONTHS ENDED SEPTEMBER 30, 2005
                                                                                                             CORPORATE
                                                                                                                   AND
 (CDN$ MILLIONS)                                  OIL AND GAS                          SYNCRUDE(1)  CHEMICALS    OTHER     TOTAL
---------------------------------------------------------------------------------------------------------------------------------
                                               UNITED    UNITED      OTHER
                               YEMEN   CANADA  STATES   KINGDOM  COUNTRIES(2) MARKETING
                               --------------------------------------------------------
 Net Sales                       417      136    212         69        29          6        124         101         --     1,094
 Marketing and Other               3       --     --          1        --         29         --          15        (24)(3)    24
 Gain on Dilution of Interest
    in Chemicals Business         --       --     --         --        --         --         --         193         --       193
                              ---------------------------------------------------------------------------------------------------
 Total Revenues                  420      136    212         70        29         35        124         309        (24)    1,311
 Less: Expenses
   Operating                      36       29     25         23         1          8         37          62         --       221
  Depreciation, Depletion,
   Amortization and
     Impairment                  107       35     57         33         2          3          4           9          6       256
   Transportation and Other        2        6     --         --        --        147          5          10         31       201
   General and
  Administrative (4)               1       39     34         --        70         39         --          12        147       342
   Exploration                     2        4     10          3        13(5)      --         --          --         --        32
   Interest                       --       --     --         --        --         --         --           1         18        19
                              ---------------------------------------------------------------------------------------------------
 Income (Loss) from
    Continuing Operations
      before Income Taxes        272       23     86         11       (57)      (162)        78         215       (226)      240
                              =========================================================================================
 Less: Provision for
   Income Taxes (6)                                                                                                           24
 Less: Non Controlling
   Interests                                                                                                                   5
 Add: Net Income from
   Discontinued Operations                                                                                                   404
                                                                                                                         --------
 Net Income                                                                                                                  615
                                                                                                                         ========
 Identifiable Assets             670    2,103  1,362      4,684       239      3,123(7)   1,067         491        256    13,995
                              ===================================================================================================

 Capital Expenditures
   Development and Other          53      221     28        131         3          1         55           5          3       500
   Exploration                    11       26     46         35        15         --         --          --         --       133
   Proved Property
   Acquisitions                   --       15     --         --        --         --         --          --         --        15
                              ---------------------------------------------------------------------------------------------------
                                  64      262     74        166        18          1         55           5          3       648
                              ===================================================================================================

 Property, Plant and
 Equipment
   Cost                        2,174    3,254  2,308      3,838       252        168      1,179         821        232    14,226
   Less: Accumulated DD&A      1,737    1,279  1,106        120       116         69        168         447        116     5,158
                              ---------------------------------------------------------------------------------------------------
 Net Book Value                  437    1,975  1,202      3,718       136         99      1,011         374        116     9,068
                              ===================================================================================================

Notes:
(1) Syncrude is considered a mining operation for US reporting purposes. Property, plant and equipment at September 30, 2005 include mineral rights of $6 million.

(2) Includes results of operations from producing activities in Nigeria and Colombia.

(3) Includes interest income of $4 million, foreign exchange losses of $27 million and decrease in the fair value of crude oil put options of $1 million.

(4)  Includes stock based compensation expense of $260 million.

(5)  Includes  exploration   activities  primarily  in  Nigeria,   Colombia  and
     Equatorial Guinea.

(6)  Includes Yemen cash taxes of $93 million.

(7)  Approximately   80%  of  marketing's   identifiable   assets  are  accounts
     receivable and inventories.

NINE MONTHS ENDED SEPTEMBER 30, 2005
                                                                                                             CORPORATE
                                                                                                                   AND
 (CDN$ MILLIONS)                                  OIL AND GAS                          SYNCRUDE(1)  CHEMICALS    OTHER     TOTAL
---------------------------------------------------------------------------------------------------------------------------------
                                               UNITED    UNITED      OTHER
                               YEMEN   CANADA  STATES   KINGDOM  COUNTRIES(2) MARKETING
                               --------------------------------------------------------
 Net Sales                     1,025      316    593        242        78         16        292         297        --      2,859
 Marketing and Other               6        2     --          1         4        481         --          16       (167)(3)   343
 Gain on Dilution of Interest
    in Chemicals Business         --       --     --         --        --         --         --         193        --        193
                              ---------------------------------------------------------------------------------------------------
 Total Revenues                1,031      318    593        243        82        497        292         506      (167)     3,395
 Less: Expenses
   Operating                     109       85     69         76         7         20        110         174        --        650
   Depreciation, Depletion,
    Amortization and
     Impairment                  256      105    182        115        11          8         13          42(4)     16        748
   Transportation and Other        4       17     --         --        --        475         13          30        44        583
   General and
   Administrative (5)              3       93     71         --       117         72         --          39       252        647
   Exploration                     5       15     83         18        43(6)      --         --          --        --        164
   Interest                       --       --     --         --        --         --         --           1        83         84
                              ---------------------------------------------------------------------------------------------------
 Income (Loss) from
    Continuing Operations
     before Income Taxes         654        3    188         34       (96)       (78)       156         220      (562)       519
                              ========================================================================================
 Less: Provision for
   Income Taxes (7)                                                                                                          114
 Less: Non Controlling
   Interest                                                                                                                    5
 Add: Net Income from
   Discontinued Operations                                                                                                   452
                                                                                                                         --------
 Net Income                                                                                                                  852
                                                                                                                         ========

 Identifiable Assets             670    2,103  1,362      4,684       239      3,123(8)   1,067         491       256     13,995
                              ===================================================================================================

 Capital Expenditures
   Development and Other         184      651     95        423        10         14        149           9        10      1,545
   Exploration                    27       53    178         51        48         --         --          --        --        357
   Proved Property
   Acquisitions                   --       17      3          1        --         --         --          --        --         21
                              ---------------------------------------------------------------------------------------------------
                                 211      721    276        475        58         14        149           9        10      1,923
                              ===================================================================================================

 Property, Plant and Equipment
   Cost                        2,174    3,254  2,308      3,838       252        168      1,179         821        232    14,226
   Less: Accumulated DD&A      1,737    1,279  1,106        120       116         69        168         447        116     5,158
                              ---------------------------------------------------------------------------------------------------
 Net Book Value                  437    1,975  1,202      3,718       136         99      1,011         374        116     9,068
                              ===================================================================================================

Notes:
(1) Syncrude is considered a mining operation for US reporting purposes. Property, plant and equipment at September 30, 2005 includes mineral rights of $6 million.

(2) Includes results of operations from producing activities in Nigeria and Colombia.

(3)  Includes  interest  income of $22  million,  foreign  exchange  gains of $1 million, decrease in the fair value of crude oil put options of $184 million and decrease in the fair value of foreign currency call options of $6 million.

(4) Includes impairment charge of $12 million related to the closure of our sodium chlorate plant in Amherstburg, Ontario.

(5)  Includes stock based compensation expense of $450 million.

(6)  Includes  exploration   activities  primarily  in  Nigeria,   Colombia  and
     Equatorial Guinea.

(7)  Includes Yemen cash taxes of $222 million.

(8)  Approximately   80%  of  marketing's   identifiable   assets  are  accounts
     receivable and inventories.

THREE MONTHS ENDED SEPTEMBER 30, 2004
                                                                                                              CORPORATE
                                                                                                                    AND
 (CDN$ MILLIONS)                                        OIL AND GAS                    SYNCRUDE(1)  CHEMICALS     OTHER    TOTAL
-----------------------------------------------------------------------------------------------------------------------------------
                                                        UNITED      OTHER
                                     YEMEN   CANADA     STATES  COUNTRIES(2) MARKETING
                                  ----------------------------------------------------
 Net Sales                             247      101        219      19           4          90           98         --       778
 Marketing and Other                     1        4          3      --         144          --            1         (6)(3)   147
                                  -------------------------------------------------------------------------------------------------
 Total Revenues                        248      105        222      19         148          90           99         (6)      925
 Less: Expenses
  Operating                             27       29         39       3           4          31           62         --       195
   Depreciation, Depletion,
    Amortization and
     Impairment                         39       32         68       5           3           4            9          4       164
  Transportation and Other              --        4         --      --         106           3            9         --       122
  General and Administrative            --        6          4      10          13          --            8         16        57
  Exploration                            1        4         38      11 (4)      --          --           --         --        54
  Interest                              --       --         --      --          --          --           --         35        35
                                  -------------------------------------------------------------------------------------------------
 Income (Loss) from
    Continuing Operations before
     Income Taxes                      181       30         73     (10)         22          52           11        (61)      298
                                  ======================================================================================
 Less: Provision for Income
 Taxes (5)                                                                                                                    98
 Add: Net Income from
  Discontinued Operations                                                                                                     20
                                                                                                                         ----------
 Net Income                                                                                                                  220
                                                                                                                         ==========
 Identifiable Assets                   619    1,793      1,652     254       1,666 (6)     857          497        785     8,123
                                  =================================================================================================

 Capital Expenditures
  Development and Other                 71      120         40      29           1          57           25          7       350
  Exploration                            4        7         17       2          --          --           --         --        30
                                  -------------------------------------------------------------------------------------------------
                                        75      127         57      31           1          57           25          7       380
                                  =================================================================================================

 Property, Plant and Equipment
  Cost                               2,032    2,382      2,304     362         155         972          814        188     9,209
  Less: Accumulated DD&A             1,581    1,169      1,027     225          61         152          404         86     4,705
                                  -------------------------------------------------------------------------------------------------
 Net Book Value                        451    1,213      1,277     137          94         820          410        102     4,504(7)
                                  =================================================================================================

Notes:
(1) Syncrude is considered a mining operation for US reporting purposes. Property, plant and equipment at September 30, 2004 includes mineral rights of $6 million.

(2) Includes results of operations from producing activities in Nigeria and Colombia.

(3) Includes interest income of $3 million and foreign exchange losses of $9 million.

(4)  Includes exploration activities primarily in Nigeria and Colombia.

(5)  Includes Yemen cash taxes of $65 million.

(6)  Approximately   84%  of  marketing's   identifiable   assets  are  accounts
     receivable and inventories.

(7)  Excludes  property,   plant  and  equipment  related  to  our  discontinued
     operations. See Note 15.

NINE MONTHS ENDED SEPTEMBER 30, 2004
                                                                                                              CORPORATE
                                                                                                                    AND
 (CDN$ MILLIONS)                                        OIL AND GAS                    SYNCRUDE(1)  CHEMICALS     OTHER    TOTAL
-----------------------------------------------------------------------------------------------------------------------------------
                                                        UNITED      OTHER
                                     YEMEN   CANADA     STATES  COUNTRIES(2) MARKETING
                                  ----------------------------------------------------
 Net Sales                             679      290        581      53          10         243          283         --     2,139
 Marketing and Other                     3        6         10      --         403          --            3         14(3)    439
                                  -------------------------------------------------------------------------------------------------
 Total Revenues                        682      296        591      53         413         243          286         14     2,578
 Less: Expenses
  Operating                             80       87         81       6          12          90          178         --       534
   Depreciation, Depletion,
    Amortization and
     Impairment                        123       96        185      14           8          13           28         13       480
  Transportation and Other               2       10         --      --         338           8           28         14       400
  General and Administrative (4)         2       41         28      39          38          --           25         74       247
  Exploration                            2       12         53      40(5)       --          --           --         --       107
  Interest                              --       --         --      --          --          --           --        118       118
                                  -------------------------------------------------------------------------------------------------
 Income (Loss) from
    Continuing Operations before
     Income Taxes                      473       50        244     (46)         17         132           27       (205)      692
                                  =====================================================================================
 Less: Provision for Income                                                                                                  208
   Taxes (6)
 Add: Net Income from
  Discontinued Operations                                                                                                     63
                                                                                                                         ----------
 Net Income                                                                                                                  547
                                                                                                                         ==========

 Identifiable Assets                   619    1,793      1,652     254       1,666(7)      857          497        785     8,123
                                  =================================================================================================

 Capital Expenditures
  Development and Other                176      307        199      44           3         155           47         19       950
  Exploration                            5       14         57      20          --          --           --         --        96
                                  -------------------------------------------------------------------------------------------------
                                       181      321        256      64           3         155           47         19     1,046

 Property, Plant and Equipment
  Cost                               2,032    2,382      2,304     362         155         972          814        188     9,209
  Less: Accumulated DD&A             1,581    1,169      1,027     225          61         152          404         86     4,705
                                  -------------------------------------------------------------------------------------------------
 Net Book Value                        451    1,213      1,277     137          94         820          410        102     4,504(8)
                                  =================================================================================================

Notes:

(1) Syncrude is considered a mining operation for US reporting purposes. Property, plant and equipment at September 30, 2004 includes mineral rights of $6 million.
(2) Includes results of operations from producing activities in Nigeria and Colombia.
(3) Includes interest income of $8 million and foreign exchange gains of $6 million.
(4) Includes a one-time charge of $82 million related to the modification of our stock option plan.
(5) Includes exploration activities primarily in Nigeria, Colombia and Equatorial Guinea.
(6)  Includes Yemen cash taxes of $168 million.
(7) Approximately 84% of marketing's identifiable assets are accounts receivable and inventories.
(8) Excludes property, plant and equipment related to our discontinued operations. See Note 15.

19.      DIFFERENCES BETWEEN CANADIAN AND US GENERALLY ACCEPTED ACCOUNTING
         PRINCIPLES

The Unaudited Consolidated Financial Statements have been prepared in accordance with Canadian GAAP. The US GAAP Unaudited Consolidated Statement of Income and Balance Sheet and summaries of differences from Canadian GAAP are as follows:

(a)  UNAUDITED CONSOLIDATED STATEMENT OF INCOME - US GAAP FOR THE THREE AND NINE
     MONTHS ENDED SEPTEMBER 30
                                                                             THREE MONTHS               NINE MONTHS
                                                                          ENDED SEPTEMBER 30        ENDED SEPTEMBER 30
(CDN$ MILLIONS, EXCEPT PER SHARE AMOUNTS)                                   2005        2004         2005         2004
-----------------------------------------------------------------------------------------------------------------------
REVENUES
    Net Sales                                                              1,094         778        2,859        2,139
    Marketing and Other (ii); (viii)                                          16         146          335          445
    Gain on Dilution of Interest in Chemicals Business                       193          --          193           --
                                                                        -----------------------------------------------
                                                                           1,303         924        3,387        2,584
                                                                        -----------------------------------------------
EXPENSES
    Operating (iv)                                                           222         196          655          539
    Depreciation, Depletion, Amortization and Impairment (i)                 265         175          777          508
    Transportation and Other                                                 201         122          583          398
    General and Administrative                                               342          57          647          211
    Exploration                                                               32          54          164          107
    Interest                                                                  19          35           84          118
                                                                        -----------------------------------------------
                                                                           1,081         639        2,910        1,881
                                                                        -----------------------------------------------

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES                        222         285          477          703
                                                                        -----------------------------------------------

PROVISION FOR INCOME TAXES
    Current                                                                   95          73          255          189
    Deferred (ii); (iv)                                                      (74)         24         (145)          19
                                                                        -----------------------------------------------
                                                                              21          97          110          208
                                                                        -----------------------------------------------

NET INCOME FROM CONTINUING OPERATIONS
  BEFORE NON-CONTROLLING INTERESTS                                           201         188          367          495

NET INCOME ATTRIBUTABLE TO NON CONTROLLING INTERESTS                           5          --            5           --
                                                                        -----------------------------------------------

NET INCOME FROM CONTINUING OPERATIONS                                        196         188          362          495
    Net Income from Discontinued Operations                                  404          20          452           59
                                                                        -----------------------------------------------

NET INCOME-- US GAAP (1)                                                     600         208          814          554
                                                                        ===============================================

EARNINGS PER COMMON SHARE ($/share)
    Basic (Note 12)
      Net Income from Continuing Operations                                 0.75        0.73         1.39         1.93
      Net Income from Discontinued Operations                               1.55        0.08         1.74         0.23
                                                                        ----------------------------------------------
                                                                            2.30        0.81         3.13         2.16
                                                                        ===============================================
    Diluted (Note 12)
      Net Income from Continuing Operations                                 0.74        0.72         1.36         1.90
      Net Income from Discontinued Operations                               1.51        0.08         1.70         0.23
                                                                        ----------------------------------------------
                                                                            2.25        0.80         3.06         2.13
                                                                        ===============================================

NOTE:
(1)   RECONCILIATION OF CANADIAN AND US GAAP NET INCOME                       THREE MONTHS              NINE MONTHS
                                                                          ENDED SEPTEMBER 30        ENDED SEPTEMBER 30
      (CDN$ MILLIONS)                                                       2005        2004         2005         2004
-----------------------------------------------------------------------------------------------------------------------
      Net Income-- Canadian GAAP                                             615         220          852          547
      Impact of US Principles, Net of Income Taxes:
        Depreciation, Depletion, Amortization and Impairment (1) (i)          (9)        (11)         (29)         (32)
        Ineffective Portion of Cash Flow Hedges (ii)                          (5)         --           (5)          --
        Fair Value of Preferred Securities (viii)                             --          --           --            4
        Stock Based Compensation Included in Retained Earnings                --          --           --           36
        Other (ii); (iv)                                                      (1)         (1)          (4)          (1)
                                                                        -----------------------------------------------
      Net Income-- US GAAP                                                   600         208          814          554
                                                                        ===============================================
   Note:
   (1)  Includes depreciation, depletion, amortization and impairment related to discontinued operations.

(b)      UNAUDITED CONSOLIDATED BALANCE SHEET - US GAAP
                                                                                         SEPTEMBER 30      DECEMBER 31
(CDN$ MILLIONS, EXCEPT SHARE AMOUNTS)                                                            2005             2004
-----------------------------------------------------------------------------------------------------------------------
ASSETS
    CURRENT ASSETS
      Cash and Cash Equivalents                                                                  200                73
      Margin Deposits                                                                            202                --
      Accounts Receivable (ii)                                                                 2,828             2,106
      Inventories and Supplies                                                                   514               351
      Assets of Discontinued Operations                                                           --                38
      Other                                                                                       56                41
                                                                                       --------------------------------
        Total Current Assets                                                                   3,800             2,609
                                                                                       --------------------------------

    PROPERTY, PLANT AND EQUIPMENT
      Net of Accumulated Depreciation, Depletion, Amortization and
         Impairment of $5,551 (December 31, 2004 - $5,290) (i); (iv); (vii)                    9,029             8,189
    GOODWILL                                                                                     366               375
    DEFERRED INCOME TAX ASSETS                                                                   395               333
    DEFERRED CHARGES AND OTHER ASSETS (v)                                                        309               384
    ASSETS OF DISCONTINUED OPERATIONS                                                             --               449
                                                                                       --------------------------------

                                                                                              13,899            12,339
                                                                                       ================================
LIABILITIES AND SHAREHOLDERS' EQUITY
    CURRENT LIABILITIES
      Short-Term Borrowings                                                                       --               100
      Accounts Payable and Accrued Liabilities (ii)                                            3,784             2,377
      Accrued Interest Payable                                                                    39                34
      Dividends Payable                                                                           13                13
      Liabilities of Discontinued Operations                                                      --                39
                                                                                       --------------------------------
        Total Current Liabilities                                                              3,836             2,563
                                                                                       --------------------------------

    LONG-TERM DEBT (v)                                                                         3,613             4,214
    DEFERRED INCOME TAX LIABILITIES (i) - (ix)                                                 1,828             1,993
    ASSET RETIREMENT OBLIGATIONS                                                                 437               399
    DEFERRED CREDITS AND LIABILITIES (vi)                                                        500               148
    LIABILITIES OF DISCONTINUED OPERATIONS                                                        --               130
    NON CONTROLLING INTERESTS                                                                     91                --
    SHAREHOLDERS' EQUITY
      Common Shares, no par value
        Authorized:   Unlimited
        Outstanding:  2005   - 260,879,092 shares
                      2004   - 258,399,166 shares                                                719               637
      Contributed Surplus                                                                          1                --
      Retained Earnings (i); (ii); (iv); (vii); (viii)                                          3,135            2,360
      Accumulated Other Comprehensive Income (ii); (iii); (vi)                                   (261)            (105)
                                                                                       --------------------------------
          Total Shareholders' Equity                                                           3,594             2,892
                                                                                       --------------------------------

    COMMITMENTS, CONTINGENCIES AND GUARANTEES
                                                                                              13,899            12,339
                                                                                       ================================

(c)  UNAUDITED CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME - US GAAP
     FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30

                                                                              THREE MONTHS             NINE MONTHS
                                                                          ENDED SEPTEMBER 30        ENDED SEPTEMBER 30
(CDN$ MILLIONS)                                                             2005        2004          2005        2004
-----------------------------------------------------------------------------------------------------------------------
Net Income - US GAAP                                                         600         208           814         554
Other Comprehensive Income, Net of Income Taxes:
    Translation Adjustment (iii)                                            (101)        (49)          (78)        (35)
    Unrealized Mark-to-Market Loss (ii)                                      (71)        (18)          (78)        (12)
                                                                    ---------------------------------------------------
Comprehensive Income                                                         428         141           658         507
                                                                    ===================================================

NOTES:

i. Under US GAAP, the liability method of accounting for income taxes was adopted in 1993. In Canada, the liability method was adopted in 2000. In 1997, we acquired certain oil and gas assets and the amount paid for these assets differed from the tax basis acquired. Under US GAAP, this difference was recorded as a deferred tax liability with an increase to property, plant and equipment rather than a charge to retained earnings. As a result:

         o additional depreciation, depletion, amortization and impairment of $9 million and $29 million for the three and nine months ended September 30, 2005, respectively (2004 - $11 million and $32 million, respectively) was included in net income; and

         o property, plant and equipment is higher under US GAAP at December 31, 2004 by $23 million.

ii. Under US GAAP, all derivative instruments are recognized on the balance sheet as either an asset or a liability measured at fair value. Changes in the fair value of derivatives are recognized in earnings unless specific hedge criteria are met.

         CASH FLOW HEDGES

         Changes in the fair value of derivatives that are designated as cash flow hedges are recognized in earnings in the same period as the hedged item. Any fair value change in a derivative before that period is recognized on the balance sheet. The effective portion of that change is recognized in other comprehensive income with any ineffectiveness recognized in net income.

         FUTURE SALE OF GAS INVENTORY: Included in accounts receivable at December 31, 2004, were $6 million of gains on the futures contracts and swaps we used to hedge the commodity price risk on the future sale of our gas inventory as described in Note 10. These contracts effectively lock-in profits on our stored gas volumes. Gains of $6 million ($4 million, net of income taxes) related to the effective portion and deferred in accumulated other comprehensive income (AOCI) at December 31, 2004, were recognized in marketing and other during the first quarter of 2005.

         At September 30, 2005, losses of $121 million ($79 million, net of income taxes) were included in accounts payable and the effective portion of $113 million ($74 million, net of income taxes) was deferred in AOCI until the underlying gas inventory is sold. The losses will be reclassified to marketing and other as they settle over the next 12 months. The ineffective portion of the losses of $8 million ($5 million, net of income taxes) was recognized in net income during the quarter.

         FAIR VALUE HEDGES

         Both the derivative instrument and the underlying commitment are recognized on the balance sheet at their fair value. The change in fair value of both are reflected in earnings. At September 30, 2005 and at December 31, 2004, we had no fair value hedges in place.

iii. Under US GAAP, exchange gains and losses arising from the translation of our net investment in self-sustaining foreign operations are included in comprehensive income. Additionally, exchange gains and losses, net of income taxes, from the translation of our US-dollar long-term debt designated as a hedge of our foreign net investment are included in comprehensive income. Cumulative amounts are included in AOCI in the Unaudited Consolidated Balance Sheet - US GAAP.

iv. Under Canadian GAAP, we defer certain development costs and all pre-operating revenues and costs to property, plant and equipment. Under US GAAP, these costs have been included in operating expenses. As a result:

         o operating expenses include pre-operating costs of $1 million and $5 million for the three and nine months ended September 30, 2005, respectively ($1 million and $4 million, respectively, net of income taxes) (2004 - $1 million and $5 million, respectively ($1 million and $3 million, respectively, net of taxes)); and

         o property, plant and equipment is lower under US GAAP by $20 million (December 31, 2004 - $15 million).

v. Under US GAAP, discounts on long-term debt are classified as a reduction of long-term debt rather than as deferred charges and other assets. Discounts of $57 million (December 31, 2004 - $45 million) have been included in long-term debt.

vi. Under US GAAP, the amount by which our accrued pension cost is less than the unfunded accumulated benefit obligation is included in AOCI and accrued pension liabilities. This amount was $6 million ($4 million, net of income taxes) at September 30, 2005 (December 31, 2004
         - $6 million ($4 million, net of income taxes)).

vii. On January 1, 2003 we adopted FASB Statement No. 143, ACCOUNTING FOR ASSET RETIREMENT OBLIGATIONS (FAS 143) for US GAAP reporting purposes. We adopted the equivalent Canadian standard for asset retirement obligations on January 1, 2004. These standards are consistent except for the adoption date which resulted in our property, plant and equipment under US GAAP being lower by $19 million.

viii. In May 2003, FASB issued Statement No. 150, ACCOUNTING FOR CERTAIN INSTRUMENTS WITH CHARACTERISTICS OF BOTH LIABILITIES AND EQUITY that requires certain financial instruments, including our preferred securities, to be valued at fair value with changes in fair value recognized through net income.

         (Cdn$ millions)                                                         GAIN      TAX    NET GAIN
         --------------------------------------------------------------------------------------------------
         Fair value change from January 1, 2004 to February 9, 2004 (1), (2)        4       --           4
                                                                                ---------------------------

         Notes:
         (1)  Included in marketing and other.
         (2)  Redemption date of preferred securities.

NEW ACCOUNTING PRONOUNCEMENTS

In November 2004, the Financial Accounting Standards Board (FASB) issued Statement 151, INVENTORY COSTS. This statement amends Accounting Research Bulletin 43 to clarify that:

o abnormal amounts of idle facility expense, freight, handling costs and wasted material (spoilage) should be recognized as current-period charges; and

o requires the allocation of fixed production overhead to inventory based on the normal capacity of the production facilities.

The provisions of this statement are effective for inventory costs incurred during fiscal years beginning after June 15, 2005. We do not expect the adoption of this statement will have any material impact on our results of operations or financial position.

In December 2004, the FASB issued Statement 123(R), SHARE-BASED PAYMENTS. This statement revises Statement 123, ACCOUNTING FOR STOCK-BASED COMPENSATION, and supersedes APB Opinion 25, ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES. Statement 123(R) requires all stock-based awards issued to employees to be measured at fair value and to be expensed in the income statement. This statement is effective for fiscal years beginning after June 15, 2005.

We are currently expensing stock-based awards issued to employees using the fair value method for equity based awards and the intrinsic method for liability based awards. Adoption of this standard will change our expense under US GAAP for tandem options and stock appreciation rights as these awards will be measured using the fair value method rather than the intrinsic method. We are currently evaluating the provisions of Statement 123(R) and have not yet determined the full impact this statement will have on our results of operations or financial position under US GAAP.

In December 2004, the FASB issued Statement 153, EXCHANGES OF NONMONETARY ASSETS, an amendment of APB Opinion 29, ACCOUNTING FOR NONMONETARY TRANSACTIONS. This amendment eliminates the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. Under Statement 153, if a nonmonetary exchange of similar productive assets meets a commercial-substance test and fair value is determinable, the transaction must be accounted for at fair value resulting in the recognition of any gain or loss. This statement is effective for nonmonetary transactions in fiscal periods that begin after June 15, 2005. We do not expect the adoption of this statement will have any material impact on our results of operations or financial position.

In March 2005, the FASB issued Financial Interpretation 47, ACCOUNTING FOR CONDITIONAL ASSET RETIREMENT OBLIGATIONS (FIN 47). FIN 47 clarifies that the term conditional asset retirement obligation as used in FASB Statement No. 143, ACCOUNTING FOR ASSET RETIREMENT OBLIGATIONS, refers to a legal obligation to perform an asset retirement activity in which the timing and (or) method of settlement are conditional on a future event that may or may not be within the control of the entity. The obligation to perform the asset retirement activity is unconditional even though uncertainty exists about the timing and (or) method of settlement. Thus, the timing and (or) method of settlement may be conditional on a future event. Accordingly, an entity is required to recognize a liability for the fair value of a conditional asset retirement obligation if the fair value of the liability can be reasonably estimated. FIN 47 also clarifies when an entity would have sufficient information to reasonably estimate the fair value of an asset retirement obligation. FIN 47 is effective no later than the end of fiscal years ending after December 15, 2005. We do not expect the adoption of this statement will have a material impact on our results of operations or financial position.

In March 2005, the Emerging Issues Task Force (EITF) reached a consensus on Issue No. 04-6, ACCOUNTING FOR STRIPPING COSTS INCURRED DURING PRODUCTION IN THE MINING INDUSTRY. In the mining industry, companies may be required to remove overburden and other mine waste materials to access mineral deposits. The EITF concluded that the costs of removing overburden and waste materials, often referred to as "stripping costs", incurred during the production phase of a mine are variable production costs that should be included in the costs of the inventory produced during the period that the stripping costs are incurred. Issue No. 04-6 is effective for the first reporting period in fiscal years beginning after December 15, 2005, with early adoption permitted. We do not expect the adoption of this statement will have a material impact on our results of operations or financial position.

In June 2005, the FASB issued Statement 154, ACCOUNTING CHANGES AND ERROR CORRECTIONS which replaces APB Opinion 20 and FASB Statement 3. Statement 154 changes the requirements for the accounting and reporting of a change in accounting principle. Opinion 20 previously required that most voluntary changes in accounting principle be recognized by including the cumulative effect of the new accounting principle in net income of the period of the change. Statement 154 now requires retrospective application of changes in accounting principle to prior period financial statements, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. The Statement is effective for fiscal years beginning after December 15, 2005. We do not expect the adoption of this statement will have a material impact on our results of operations or financial position.